                                                                       EXHIBIT 1


                            ========================

                                CREDIT AGREEMENT



                           Dated as of August 20, 1998



                                      Among



                                   CORAM, INC.
                          CORAM HEALTHCARE CORPORATION
                          THE GUARANTORS NAMED HEREIN,



                            THE LENDERS NAMED HEREIN


                                       and

                     FOOTHILL CAPITAL CORPORATION, AS AGENT


                            ========================

                                TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
I.       DEFINITIONS...................................................................................  1
         SECTION 1.1.  Certain Defined Terms...........................................................  1
         SECTION 1.2.  Accounting Terms................................................................ 23

II.      THE LOANS..................................................................................... 23
         SECTION 2.1.  Revolving Credit Commitments.................................................... 23
         SECTION 2.2.  Loans........................................................................... 24
         SECTION 2.3.  Notice of Loans................................................................. 25
         SECTION 2.4.  Notes: Repayment of Loans....................................................... 25
         SECTION 2.5.  Interest on Loans............................................................... 26
         SECTION 2.6.  Fees............................................................................ 26
         SECTION 2.7.  Termination and Reduction of Revolving Credit
                       Commitments..................................................................... 27
         SECTION 2.8.  Interest on Overdue Amounts; Alternate Rate of
                       Interest........................................................................ 27
         SECTION 2.9.  Prepayment of Loans............................................................. 28
         SECTION 2.10. Reserve Requirements; Change in Circumstances................................... 30
         SECTION 2.11. Monthly Statement of Account.....................................................32
         SECTION 2.12. Indemnity....................................................................... 32
         SECTION 2.13. Pro Rata Treatment; Assumption by and Delegation of
                       Authority to the Agent.......................................................... 33
         SECTION 2.14. Sharing of Setoffs.............................................................. 35
         SECTION 2.15. Payments and Computations....................................................... 36
         SECTION 2.16. Taxes........................................................................... 38
         SECTION 2.17. Letters of Credit............................................................... 40

III.     COLLATERAL SECURITY........................................................................... 46
         SECTION 3.1.  Security Documents.............................................................. 46
         SECTION 3.2.  Filing and Recording............................................................ 46

IV.      REPRESENTATIONS AND WARRANTIES................................................................ 46
         SECTION 4.1.  Organization, Legal Existence................................................... 47
         SECTION 4.2.  Authorization................................................................... 47
         SECTION 4.3.  Governmental Approvals.......................................................... 47
         SECTION 4.4.  Binding Effect.................................................................. 48

         SECTION 4.5.  Material Adverse Change......................................................... 48
         SECTION 4.6.  Litigation; Compliance with Laws; Etc........................................... 48
         SECTION 4.7.  Financial Statements............................................................ 49
         SECTION 4.8.  Federal Reserve Regulations..................................................... 49
         SECTION 4.9.  Taxes........................................................................... 50
         SECTION 4.10. Employee Benefit Plans.......................................................... 50
         SECTION 4.11. No Material Misstatements....................................................... 52
         SECTION 4.12. Investment Company Act; Public Utility Holding Company Act...................... 52
         SECTION 4.13. Security Interest............................................................... 52
         SECTION 4.14. Use of Proceeds................................................................. 52
         SECTION 4.15. Subsidiaries.................................................................... 53
         SECTION 4.16. Title to Properties; Possession Under Leases;
                       Trademarks...................................................................... 53
         SECTION 4.17. Solvency........................................................................ 53
         SECTION 4.18. Permits, etc.................................................................... 54
         SECTION 4.19. Compliance with Environmental Laws.............................................. 54
         SECTION 4.20. No Change in Credit Criteria or Collection Policies............................. 56
         SECTION 4.21. Employee Matters................................................................ 56
         SECTION 4.22. Year 2000....................................................................... 56
         SECTION 4.23. Subsidiaries and Joint Ventures................................................. 57
         SECTION 4.24. Agreements...................................................................... 57
         SECTION 4.25. Insurance....................................................................... 57

V.       CONDITIONS OF CREDIT EVENTS................................................................... 57
         SECTION 5.1.  All Credit Events............................................................... 57
         SECTION 5.2.  First Borrowing................................................................. 58

VI.      AFFIRMATIVE COVENANTS......................................................................... 62
         SECTION 6.1.  Legal Existence................................................................. 63
         SECTION 6.2.  Businesses and Properties....................................................... 63
         SECTION 6.3.  Insurance....................................................................... 63
         SECTION 6.4.  Taxes........................................................................... 64
         SECTION 6.5.  Financial Statements, Reports, Etc.............................................. 64
         SECTION 6.6.  Litigation and Other Notices.................................................... 67
         SECTION 6.7.  ERISA........................................................................... 68
         SECTION 6.8.  Maintaining Records; Access to Properties and
                       Inspections; Right to Audit..................................................... 69
         SECTION 6.9.  Use of Proceeds................................................................. 69

         SECTION 6.10. Fiscal Year-End................................................................. 70
         SECTION 6.11. Further Assurances.............................................................. 70
         SECTION 6.12. Additional Grantors and Guarantors.............................................. 70
         SECTION 6.13. Environmental Laws.............................................................. 70
         SECTION 6.14. Pay Obligations to Lenders and Perform Other
                       Covenants....................................................................... 71
         SECTION 6.15. Maintain Operating Accounts..................................................... 71
         SECTION 6.16. Year 2000....................................................................... 71
         SECTION 6.17. Collection of Receivables; Management of Collateral............................. 71

VII.     NEGATIVE COVENANTS............................................................................ 71
         SECTION 7.1.  Indebtedness.................................................................... 72
         SECTION 7.2.  Liens........................................................................... 73
         SECTION 7.3.  Sale and Lease-Back Transactions................................................ 75
         SECTION 7.4.  Investments, Loans and Advances................................................. 76
         SECTION 7.5.  Mergers, Consolidations, Sales of Assets and
                       Acquisitions.................................................................... 77
         SECTION 7.6.  Dividends and Distribution...................................................... 78
         SECTION 7.7.  Transactions with Affiliates.................................................... 79
         SECTION 7.8.  Business of Borrower and Subsidiaries........................................... 80
         SECTION 7.9.  Other Agreements................................................................ 80
         SECTION 7.10. Capital Expenditures............................................................ 80
         SECTION 7.11. Rental Obligations.............................................................. 80
         SECTION 7.12. Interest Coverage and Total Funded Debt Ratio; EBITDA........................... 81
         SECTION 7.13. Sales of Receivables............................................................ 81
         SECTION 7.14. Use of Proceeds................................................................. 81
         SECTION 7.15. ERISA........................................................................... 82
         SECTION 7.16. Accounting Changes.............................................................. 82
         SECTION 7.17. Prepayment or Modification of Indebtedness;
                       Modification of Charter Documents............................................... 82
         SECTION 7.18. Negative Pledges, Etc........................................................... 82
         SECTION 7.19. Status of Receivables and Other Collateral...................................... 83
         SECTION 7.20. Cash Disbursement Accounts...................................................... 83

VIII.    EVENTS OF DEFAULT............................................................................. 83

IX.      AGENT......................................................................................... 87

X.       INTENTIONALLY OMITTED......................................................................... 91

XI.      MISCELLANEOUS................................................................................. 91
         SECTION 11.1.  Notices........................................................................ 91
         SECTION 11.2.  Survival of Agreement.......................................................... 92
         SECTION 11.3.  Successors and Assigns: Participations......................................... 92
         SECTION 11.4.  Expenses; Indemnity............................................................ 96
         SECTION 11.5.  Applicable Law................................................................. 97
         SECTION 11.6.  Right of Setoff................................................................ 97
         SECTION 11.7.  Payments on Business Days...................................................... 98
         SECTION 11.8.  Waivers; Amendments............................................................ 98
         SECTION 11.9.  Severability................................................................... 99
         SECTION 11.10. Entire Agreement; Waiver of Jury Trial, Etc....................................100
         SECTION 11.11. Confidentiality................................................................100
         SECTION 11.12. Submission to Jurisdiction.....................................................101
         SECTION 11.13. Interest Rate Limitation.......................................................101
         SECTION 11.14. Counterparts; Facsimile Signature..............................................102
         SECTION 11.15. Headings.......................................................................102

XII.     GUARANTEES....................................................................................102

Schedule 1                 Receivables Grantors
Schedule 2.1               Lenders and Revolving Credit Commitments
Schedule 2.2               Domestic Lending Office
Schedule 4.1               Organization; Legal Existence
Schedule 4.3               Governmental Approvals
Schedule 4.6(a)            Litigation; Compliance with Laws
Schedule 4.6(c)            Violation of Physician Self-Referral Laws
Schedule 4.9               Tax Matters
Schedule 4.10     Plan Audits
Schedule 4.15     Non-Designated Subsidiaries; Designated Subsidiaries; Joint Ventures
Schedule 4.16     Title to Properties; Possession Under Leases; Trademarks; Obligations Under Leases
Schedule 4.19     Environmental Matters
Schedule 4.21     Employee Matters
Schedule 4.23     Existing Bank Warrants
Schedule 4.24     Agreements
Schedule 7.1               Indebtedness
Schedule 7.2               Existing Liens
Schedule 7.4(i)(c)         Investments in Joint Ventures on or Prior to Closing Date
Schedule 7.4(i)(d)         Investment in Joint Venture After Closing Date
Schedule 7.4(i)(e)         Joint Ventures in Formation Process
Schedule 7.4(v)            Loans to Subsidiaries
Schedule 7.7               Transactions With Affiliates
Schedule 7.11     Rental Obligations
Schedule 7.17     Existing Redemption Obligations


Exhibit A -       Form of Administrative Questionnaire
Exhibit B -       Form of Assignment and Acceptance
Exhibit C -       Form of New Warrant Agreement
Exhibit D -       Form of Pledge Agreement
Exhibit E -       Form of Revolving Credit Notes
Exhibit F -       Form of Security Agreement
Exhibit G -       Form of Security Agreement - Patents and Trademarks

         CREDIT AGREEMENT dated as of August 20, 1998, among CORAM, INC., a Delaware corporation (the "Borrower"), CORAM HEALTHCARE CORPORATION, a Delaware corporation (the "Parent"), the Guarantors named herein and signatory hereto, the financial institutions from time to time party hereto, initially consisting of those financial institutions listed on
         Schedule 2.1 annexed hereto (collectively, the "Lenders"), and FOOTHILL CAPITAL CORPORATION, as agent for the Lenders (in such capacity, the "Agent").

                  The Borrower has applied to the Lenders for Credits (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) up to an aggregate principal amount of $60,000,000 in the form of Revolving Credit Loans to the Borrower at any time and from time to time prior to the Revolving Credit Termination Date in an aggregate principal amount not in excess of $60,000,000 at any time outstanding, of which a portion thereof, subject to the applicable sublimit set forth herein in the definition of Permitted Acquisitions, may be utilized for Permitted Acquisitions and of which a portion thereof, subject to the applicable sublimits set forth herein in Section 2.17, may be utilized to support standby letters of credit issued for the Borrower's account. The proceeds of the Revolving Credit Loans shall otherwise be used for general working capital and corporate purposes. The Grantors will provide Collateral in accordance with the provisions of this Agreement and the Security Documents. The Lenders are severally, and not jointly, willing to extend such Loans and incur such Letter of Credit Obligations to the Borrower subject to the terms and conditions hereinafter set forth. Accordingly, the Borrower, the Lenders and the Agent hereby agree as follows:

I.       DEFINITIONS

         SECTION I.1. Certain Defined Terms. For purposes hereof, the following terms shall have the meanings specified below:

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in substantially the form of Exhibit A annexed hereto.

         "Affiliate" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Aetna Letter of Credit" shall mean the letter or letters of credit required to be issued to Aetna U.S. Healthcare, Inc. ("Aetna") pursuant to the Master Agreement dated April 24, 1998 between Aetna and Parent.

         "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit B annexed hereto.

         "Availability" shall mean at any time (i) the lesser at such time of
(x) the Total Revolving Credit Commitment and (y) the Borrowing Base minus (ii) the sum at such time of (x) the unpaid principal balance of the Revolving Credit Loans together with all reserves (without duplication of deductions taken in determining Net Amount of Eligible Receivables) established by the Agent in its reasonable exclusive judgment upon notice to the Borrower including, without limitation, a 5% dilution reserve (as adjusted from time to time, but no more frequently than weekly, in the Agent's sole discretion), and (y) the Letter of Credit Obligations.

         "Base Rate" shall mean, for any day, a rate per annum equal to the Prime Rate in effect on such day plus the Interest Margin. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank at its principal office in New York City as its prime rate in effect at such time.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Borrowing Base" shall have the meaning assigned to such term in
Section 2.1(b) hereof.

         "Bridge Notes" shall mean the secured promissory notes dated July 21, 1998 and made by the Borrower in favor of (i) Cerberus Partners, L.P., in the principal amount of $2,147,760, (ii) Goldman Sachs Credit Partners L.P., in the principal amount of $2,727,120 and (iii) Foothill Partners III, L.P., in the principal amount of $1,125,120, and includes any replacement or additional promissory notes made by the Borrower in substitution therefor.

         "Business Day" shall mean any day, other than a Saturday or Sunday, on which banks are open for substantially all their banking business in New York City and Denver, Colorado.

         "Capital Expenditures" shall mean, for any period, without duplication, the sum of (a) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by the Parent and its Consolidated Subsidiaries during such period determined on a Consolidated basis that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person to acquire by purchase or otherwise the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any other Person; provided, however, that Capital Expenditures shall not include (a) expenditures of proceeds of insurance settlements in respect of lost, destroyed or damaged assets, equipment or other property to the extent such expenditures are made to replace or repair all or any part of such lost, destroyed or damaged assets, equipment or other property within 12 months of the receipt of such proceeds, or (b) expenditures by such Person to acquire by purchase or otherwise the business, property or fixed assets, or stock or other evidence of beneficial ownership of any other Person as to which no consent of the Required Lenders is required under Section 7.4 hereof.

         "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Collateral Account" shall have the meaning ascribed to such term in Section 2.17 hereof.

         "Cash Equivalents" shall have the meaning ascribed to such term in
Section 2.17 hereof.

         "Cash Interest Expense" shall mean, for any period, the Interest Expense of the Parent and its Consolidated Subsidiaries on a Consolidated basis for such period less all non-cash items constituting Interest Expense during such period (including, without limitation, amortization of debt discounts and payments of interest on Indebtedness by issuance of Indebtedness).

         A "Change of Control" shall be deemed to have occurred if:

         (a) any person or group (within the meaning of Rule 13d-5 of the U.S. Securities and Exchange Commission as in effect on the date hereof) other than
(i) the initial holders of the Series A and Series B Subordinated Notes or any Affiliate of any of them (such initial holders and Affiliates, the "Initial Holder Parties"), or a group composed principally of one or more Initial Holder Parties, shall acquire securities in a bona fide transaction from persons other than the Initial Holder Parties, as a result of which such person or group owns directly or indirectly, beneficially or of record, shares representing 30% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent;

         (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Parent's Board of Directors (together with any new directors whose elections to the Parent's Board of Directors or whose nomination for election to the Parent's Board of Directors by the Parent's shareholders was approved by a vote of at least two-thirds of the Parent's directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) together with any individual serving during such period as a member of the Parent's Board of Directors designated by the initial holders of the Series A and Series B Subordinated Notes pursuant to the Securities Exchange Agreement cease for any reason to constitute a majority of the Parent's directors then in office;

         (c) any change in control with respect to the Parent, the Borrower or any Subsidiary (or similar event, however denominated) shall occur under and as defined in any agreement in respect of Indebtedness (other than Capitalized Lease Obligations) to which the Parent, the Borrower or any Subsidiary is party;

         (d) The Parent shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of the Borrower free and clear of all Liens other than as a result of the exercise of the Existing Bank Warrants; or

         (e) The Borrower shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of each of its Subsidiaries other than Curaflex Health Services, Inc. and the Designated Subsidiaries.

         "Charges" shall have the meaning assigned to such term in Section 11.13 hereof.

         "Closing Date" shall mean the date of the first Credits under this Agreement, but in no event later than September 30, 1998.

         "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

         "Collateral" shall mean all collateral and security as described in the Security Documents.

         "Consolidated" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the person and all consolidated Subsidiaries thereof.

         "Contaminant" shall mean all Hazardous Materials and all those substances which are regulated by and considered a material health, safety or environmental hazard under, or form the basis of liability under federal, state or local jurisdiction environmental, health and safety statutes or regulations or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

         "Credit Event" shall mean each borrowing and each issuance of a Letter of Credit hereunder.

         "Credits" shall mean each Loan and each Letter of Credit.

         "Cure Loans" shall have the meaning assigned to such term in Section 2.13(d) hereof.

         "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

         "Date Data" shall have the meaning assigned to such term in Section
4.22 hereof.

         "Date-Sensitive System" shall have the meaning assigned to such term in
Section 4.22 hereof.

         "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "dollars" or the symbol "$" shall mean lawful currency of the United States of America.

         "Designated Subsidiary" shall mean at any time any Subsidiary that has assets with a total market value not in excess of $10,000 at such time and either (a) has not conducted any business or other operations during the 12-month period prior to such time or (b) has, as a result of a group restructuring or asset disposition involving one or more Subsidiaries, in each case permitted by this Agreement, become inactive at such time and, in the good faith estimation of the Parent, will after such time no longer conduct any business or other operations. The Designated Subsidiaries in existence on the date hereof are set forth on Schedule 4.15.

         "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.2 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

         "Earn-out Obligations" shall mean any obligations whether contingent or matured, to pay additional consideration in connection with the acquisition by the Parent, the Borrower or any Subsidiary of any capital stock or assets.

         "EBITDA" shall mean for any period for the Parent and its Consolidated Subsidiaries on a Consolidated basis the sum of (i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization expense, (iv) federal, state and local income tax expense, (v) any extraordinary losses and (vi) any restructuring charges (whether cash or non-cash) in such period in each case of such person for such period minus to the extent added in computing Net Income, any extraordinary gains, all computed and calculated in accordance with GAAP.

         "Eligible Receivables" shall mean Receivables created by each Receivables Grantor in the ordinary course of business arising out of the sale, lease or rental of goods or rendition of services by such Receivables Grantor, which are and at all times shall continue to be acceptable to the Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive reasonable judgment; provided, however, that any such revisions shall be notified to the Borrower in writing at least three Business Days prior to taking effect. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods (if any) shipped or services (if any) performed, as the case may be; (b) the payment due on the Receivable is not more than 120 days past the invoice date; (c) the Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the Receivables Grantor in order to cause such Receivable to be payable in full by the Customer; (d) the Receivable is in full conformity with the representations and warranties made by the Borrower or the Receivables Grantor to the Agent and the Lenders with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by a Receivables Grantor or any security interest created pursuant to the Security Documents or permitted by
Section 7.2 hereof; (e) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located; (f) the Customer has not asserted that the Receivable, and neither the Borrower nor the Receivables Grantor is aware that the Receivable, (i) arises out of a bill and hold (other than primary voucherables), consignment or progress billing arrangement or (ii) is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof (provided that such Receivable shall only be ineligible to the extent thereof) and (iii) the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for goods returned in the ordinary course of business provided that such Receivable shall only be ineligible with respect to that portion thereof which has been objected to or which relates to goods returned, rejected or repossessed; (g) the Receivable arose in the ordinary course of business of the Receivables Grantor; (h) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof (other than Receivables from Medicare, Medicaid, CHAMPUS, prison systems, universities and the Veterans Administration or unless there has been full compliance to the satisfaction of the Agent with any applicable assignment of claims statute), (y) an Affiliate of the Parent, the Borrower or any Subsidiary of the Parent or (z) a natural person or self-pay Customer; (i) the Customer is a qualifying United States or Puerto Rico person or an obligor located in the United States or Puerto Rico, or an obligor located in another jurisdiction if the applicable Receivable is covered by a letter of credit or credit insurance in favor of, or assigned to, the Agent in form and substance satisfactory to the Agent; (j) the Receivable complies with all material requirements of all applicable laws and regulations, whether federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (k) to the knowledge of the Borrower, the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (l) the Receivable is denominated in and provides for payment by the Customer in United States dollars; (m) the Receivable has not been, and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of the Receivables Grantor; (n) the Agent on behalf of the Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations; (o) the Receivable is not with respect to a Customer located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Receivables Grantor has either qualified as a foreign corporation authorized to transact business in such state or have filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; and (p) the Agent is satisfied with the credit standing of the Customer in relation to the amount of credit extended. Notwithstanding the foregoing, all Receivables of the following Customers which, in the aggregate, exceed the percentages indicated of the total Eligible Receivables at the time of any such determination shall be deemed not to be Eligible Receivables to the extent of such excess:

                  Customer                           Percentage
                  --------                           ----------
                  Medicare/Medicaid                  35%

                  Any one Customer                   15%

         "Environmental Claim" shall mean any written notice of violation, claim, deficiency, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrower or its Subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrower or its Subsidiaries or (iii) the violation, or alleged violation by Borrower or any of its Subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrower or its Subsidiaries, under any applicable Environmental Law.

         "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material

Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. Section 2701 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.), the Clear Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future federal, state or local, statutes, rules having the force of law, regulations, ordinances, licenses, permits and interpretations having the force of law and orders of regulatory and administrative bodies to the extent relating to the environment or natural resources.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary thereof would be treated as a single employer under Section 414 (b) or (c) of the Code or, with respect to any matters that relate to Section 302 of ERISA and Section 412 of the Code, under Section 414 (b), (c), (m) or (o) of the Code.

         "Event of Default" shall have the meaning assigned to such term in
Article VIII hereof.

         "Excluded Taxes" shall have the meaning assigned to such term in
Section 2.16 hereof.

         "Existing Bank Warrants" shall mean the warrants issued to the lenders under the credit agreement dated as of April 6, 1995 among the Borrower, Parent, the lenders named therein and Chemical Bank as Agent, to purchase 2.5 million shares of Common Stock of Parent or, at the option of such lenders, 6% of the shares of the Borrower, exercisable at a nominal price over five years.

         "Financial Officer" shall mean, with respect to any person, the chief financial officer, vice president-finance, treasurer, assistant treasurer or corporate controller of such person.

         "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

         "Fiscal Year" shall mean the fiscal year of the Parent for accounting purposes which in each case ends on December 31 of each year.

         "GAAP" shall have the meaning assigned to such term in Section 1.2 hereof.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department, or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Grantor" shall mean any Grantor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

         "Guarantee" shall mean, as to any person, any obligation of such person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business.

         "Guarantor" shall mean, collectively, the Parent with respect to the Obligations of the Borrower, each Subsidiary of the Borrower in existence on the Closing Date (other than the Designated Subsidiaries), and each Subsidiary which becomes a guarantor of the Obligations after the date hereof.

         "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous goods, waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any friable asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, without limitation, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any federal Environmental Law, such broader meaning shall apply in the relevant state.

         "Health Care Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Department of Health and Human Services ("HHS"), the Office of Inspector General of HHS, the Drug Enforcement Administration, any other Governmental Authority or the Health Industry Manufacturers Association or any other industry organization, including any state and/or local professional licensing laws, certificate of need laws and state reimbursement laws, the Physician Self- Referral Laws, relating in any way to the manufacture, distribution, marketing, sale or other disposition of any product or service of Parent, the Borrower or any of their Subsidiaries, the conduct of the business of Parent, the Borrower or any of their Subsidiaries, the provision of health care services generally, or to any relationship among Parent, the Borrower and their Subsidiaries, on the one hand, and their suppliers and customers and patients and other end-users of their products and services, on the other hand.

         "Indebtedness" shall mean, with respect to any person, without duplication (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid (excluding operating leases, trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (c) all obligations of such person for the deferred purchase price of property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms but including any Earn-out Obligations), (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all Capitalized Lease Obligations, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all Indebtedness of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such Indebtedness), (h) all Guarantees of such person and (i) all obligations in respect of Reverse Repurchase Agreements. The Indebtedness of any person shall include the Indebtedness of any partnership consolidated with such person for financial reporting purposes.

         "Indemnitees" shall have the meaning assigned to such term in Section 11.4(c) hereof.

         "Information" shall have the meaning assigned to such term in Section
11.11 hereof.

         "Initial Lenders" shall mean Goldman Sachs Credit Partners L.P., Cerberus Partners, L.P. and Foothill Income Trust, L.P.

         "Interest Coverage Ratio" shall mean, the ratio for the Parent and its Consolidated Subsidiaries on a Consolidated basis of (i) EBITDA less Capital Expenditures for the four most recent consecutive fiscal quarters ending on or prior to the date of determination to (ii) the Cash Interest Expense for such four-quarter period.

         "Interest Expense" shall mean, for any period, the interest expense for the Parent and its Consolidated Subsidiaries on a Consolidated basis during such period determined in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all fixed and all calculable dividend payments on preferred stock and (v) payments of interest expense in kind.

         "Interest Margin" shall mean, with respect to any Loan, 1.50% per annum.

         "Interest Payment Date" shall mean the first Business Day of each month commencing on the first such date after the Closing Date.

         "Interest Rate Protection Agreement" shall mean any interest rate cap, swap, collar or floor agreement or other agreement or arrangement satisfactory to the Required Lenders entered into by the Borrower designed to protect the Borrower against fluctuations in interest rates.

         "Joint Venture" shall mean the partnerships listed in Schedule 4.15 and any other person that is not a Wholly Owned Subsidiary and in which Parent, the Borrower or any of the Subsidiaries directly or indirectly holds an ownership interest pursuant to a partnership agreement, LLC operating agreement or other joint venture documents.

         "L/C Issuer" shall have the meaning assigned to such term in Section
2.17 hereof.

         "Lender" shall have the meaning assigned to such term in the preamble to this Agreement.

         "Letter of Credit" shall have the meaning assigned to such term in
Section 2.17 hereof.

         "Letter of Credit Fee" shall have the meaning ascribed to such term in
Section 2.17 hereof.

         "Letter of Credit Obligations" shall mean all outstanding obligations incurred by the Agent and/or the Lenders at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by the Agent and/or the Lenders with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount which may be payable by Agent and/or the Lenders thereupon or pursuant thereto.

         "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         "Loan" shall mean any Revolving Credit Loan.

         "Loan Account" shall mean the meaning ascribed to such term in Section
2.11 hereof.

         "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, the New Warrant Agreement, the New Warrants, the Notes, the Reimbursement Agreement and each other document, instrument or agreement now or hereafter delivered by a Loan Party and constituting an agreement entered into with the Agent or any Lender in connection herewith or therewith.

         "Loan Party" shall mean Parent, Borrower, each Grantor and each Guarantor.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

         "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of the Parent and the other Loan Parties taken as a whole, (ii) the ability of the Parent or the Borrower or the collective ability of the other Loan Parties to perform its or their obligations under the Loan Documents, (iii) the rights of, or remedies available to, the Lenders or the Agent under the Loan Documents or (iv) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

         "Maximum Rate" shall have the meaning assigned to such term in Section
11.13 to this Agreement.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

         "Net Amount of Eligible Receivables" shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time plus 75% of unapplied cash and credits greater than 90 days less returns, chargebacks, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

         "Net Cash Proceeds" shall mean (a) the gross cash proceeds received less (b) the sum of (i) the amount, if any, of all taxes (other than income taxes) payable plus the good-faith best estimate of the amount of all income taxes payable (to the extent such amount shall have been set aside), (ii) the amount, if any, applied to repay any Indebtedness (other than the Loans) including, without limitation, any premium, penalty, interest or other amount in connection with such Indebtedness to the extent such Indebtedness is required by its terms or by applicable law to be repaid (iii) reasonable and customary fees, discounts, commissions and expenses (including, without limitation, reasonable fees and expenses of attorneys, accountants, investment bankers and other financial advisors) and other costs paid (other than those paid to any Affiliate of the Parent) in connection with the applicable transaction, (iv) reserves, if any, in connection with indemnification or similar obligations and (v) amounts held in escrow, if any, in each case to the extent not already deducted in arriving at the amount referred to in clause (a).

         "Net Income" shall mean for any period, the aggregate income (or loss) for the Parent and its Consolidated Subsidiaries on a Consolidated basis for such period which shall be an amount equal to net revenues and other proper items of income less the aggregate of any and all items that are treated as expenses under GAAP, and less federal, state and local income taxes, all computed and calculated in accordance with GAAP.

         "New Warrant Agreement" shall mean that certain Warrant Agreement dated as of the Closing Date, in substantially the form of Exhibit C hereto, duly executed by Lenders and Parent, relating to the New Warrants.

         "New Warrants" shall mean the warrants to purchase 1,900,000 shares of common stock of Parent exercisable at a nominal price of $0.01 at any time from the Closing Date to the Revolving Credit Termination Date, issued to the Lenders, pursuant to the New Warrant Agreement.

         "Non Pro Rata Loans" shall have the meaning assigned to such term in
Section 2.13(d) hereof.

         "Non-U.S. Lender" shall have the meaning assigned to such term in
Section 2.16(f) hereof.

         "Notes" shall mean the Revolving Credit Notes.

         "Obligations" shall mean all obligations, liabilities and Indebtedness of any Loan Party to the Lenders and the Agent under the Loan Documents, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise and arising in connection with the transactions contemplated hereby, including without limitation all obligations, liabilities and Indebtedness of any Loan Party with respect to the Security Documents and other Loan Documents, the principal of and interest on the Revolving Credit Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of any Loan Party to the Lenders and the Agent hereunder or under any one or more of the other Loan Documents (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, and interest that, but for the filing of a petition in bankruptcy with respect to the Borrower or Parent, would accrue on such obligations, whether or not a claim is allowed against the Borrower or Parent for such interest in the related bankruptcy proceeding), including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

         "Other Taxes" shall have the meaning assigned to such term in Section 2.16(b) hereof.

         "Parent" shall mean Coram Healthcare Corporation, a Delaware corporation.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

         "Permits" shall have the meaning assigned to such term in Section 4.18 hereof.

         "Permitted Acquisition or Acquisitions" shall mean the acquisitions of alternate site healthcare businesses or of businesses which are substantially similar or complementary to that of the Borrower; provided that outstanding Revolving Credit Loans the proceeds of which are utilized for a single Permitted Acquisition shall not exceed $10,000,000 at any one time outstanding and for all such Permitted Acquisitions shall not exceed $45,000,000 at any one time outstanding; and provided further, that (i) the total consideration of any single acquisition shall not exceed $10,000,000 unless approved in writing by the Required Lenders; (ii) pro forma Availability after giving effect to the proposed Permitted Acquisition (including all borrowings in connection therewith) exceeds $10,000,000; (iii) the proposed Permitted Acquisition is not hostile; and (iv) both before and immediately after giving effect to such proposed Permitted Acquisition (including without limitation, compliance with the financial covenants on a pro forma basis after giving effect to the proposed Permitted Acquisition), no Default or Event of Default has or will occur or be continuing. The Borrower shall give the Agent ten (10) days' prior written notice of each proposed Permitted Acquisition, and together with such notice and also on the date of such proposed Permitted Acquisition, the Borrower shall furnish the Agent with a certificate of the Borrower regarding compliance with the terms of this definition of "Permitted Acquisition" and such other evidence of compliance with this definition of "Permitted Acquisition" as the Agent shall reasonably request.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that (i) has a combined capital and surplus and undivided profits of not less than $250,000,000 and (ii) is rated (or the senior debt securities of the holding company of such commercial bank are rated) in one of the three highest grades by Standard & Poor's Ratings Group or Moody's Investors Service, Inc., or another nationally recognized rating agency if neither of such two named rating agencies shall rate such bank; and

                  (d) other investment instruments approved in writing by the Required Lenders (whether on an individual basis or pursuant to an approval of any investment policy of the Borrower), including, without limitation, the shares of common stock (the "IHS Shares") of Integrated Health Services, Inc. ("IHS") issued to the Parent as consideration for the sale to IHS of the Parent's interest in South Georgia Lithotripsy Partners.

         "Permitted Overadvances" shall mean (i) involuntary overadvances that may result from time to time due to the fact that any borrowing formulas set forth in the Loan Documents were unintentionally exceeded (whether at the time of any Loan or at the time of the issuance of any Letter of Credit or otherwise) for any reason (other than the Agent's gross negligence or willful misconduct), including Collateral believed to be eligible in fact being or becoming ineligible and the return of uncollected checks or other items applied to the reduction of the Loans, Letters of Credit or other Obligations, and overadvances made by the Agent without the Lenders' consent for up to two weeks after discovering the unintentional overadvance, provided that the Agent does not during that period voluntarily increase the amount by which the borrowing formulas had been exceeded as of the start of that period, and (ii) voluntary overadvances made by the Agent in its sole discretion which shall (x) not cause the Obligations to exceed Availability by an amount in excess of $3,000,000 at any one time outstanding, and (y) not be made on a date which is beyond ten (10) days after the first voluntary overadvance is made during such overadvance period, or (z) be with the consent of all Lenders. To the extent any Permitted Overadvances are made, each Lender shall bear its pro rata (based on its Revolving Credit Commitment) share thereof.

         "person" or "Person" shall mean any natural person, corporation, business trust, limited liability company, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

         "Physician Self-Referral Laws" shall mean 42 U.S.C. Section 1320a-7b and Section 1395nn, as from time to time amended, modified or supplemented, and any successor or similar law, rule, regulation, code, ordinance, order, decree, judgment, injunction, notice or binding agreement of any Governmental Authority that imposes restrictions on the right of Parent, the Borrower or any of their Subsidiaries to bill any Governmental Authority if the physician ordering the applicable service has an ownership, investment or other regulated financial interest in Parent, the Borrower or any their Subsidiaries or receives compensation from Parent, the Borrower or any of their Subsidiaries, including, by way of example, California Labor Code
Section 139 and California Business & Professions Code Sections 650.01 and 650.02, in each case as from time to time amended, modified or supplemented.

         "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA and subject thereto and which is maintained (in whole, or in part) for employees of the Borrower, any Subsidiary or any ERISA Affiliate.

         "Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof, between the Grantor(s) referred to therein and the Agent, for its own benefit and for the benefit of the Lenders, in substantially the form of Exhibit D annexed hereto, as amended, modified or supplemented from time to time.

         "Pledged Stock" shall have the meaning assigned to such term in the Pledge Agreement.

         "Prepayment Fee" shall have the meaning assigned to such term in
Section 2.6(c) hereof.

         "Receivables" shall mean and include, with respect to each Receivables Grantor, all of such Receivable Grantor's accounts, instruments, documents, chattel paper and general intangibles related thereto, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for its own benefit and/or the ratable benefit of the Lenders.

         "Receivables Grantor" shall mean the Borrower and each other person set forth on Schedule 1 annexed hereto (other than Coram Healthcare Limited and Coram International Holdings Ltd.).

         "Register" shall have the meaning assigned to such term in Section 11.3(e) hereof.

         "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

         "Reimbursement Agreement" shall mean each letter of credit reimbursement agreement in the form provided by an L/C Issuer executed by the Borrower in favor of each L/C Issuer prior to the issuance by such L/C Issuer of any Letter of Credit.

         "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to,
(i) or (ii) above.

         "Reportable Event" shall mean a Reportable Event as defined in Section 4043(c) of ERISA with respect to which the notice requirements have not been waived.

         "Required Lenders" shall mean, at any time, Lenders holding Loans, exposure under the Letter of Credit Obligations and unused Revolving Credit Commitments representing at least 51% of the aggregate of (a) the aggregate principal amount of Loans at such time, (b) the Letter of Credit Obligations at such time and (c) the aggregate unused Revolving Credit Commitments at such time, all after giving effect to the terms of Section 2.13(d)(v).

         "Responsible Officer" shall mean, with respect to any person, chief executive officer, any vice president or president, or the chief financial officer or corporate controller, or treasurer or assistant treasurer designated by the chief financial officer of such person.

         "Reverse Repurchase Agreements" shall mean sales by the Borrower of its assets consisting of marketable securities with a concurrent agreement by the Borrower to repurchase the same assets at a later date at a fixed price.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans hereunder and/or incur Letter of Credit Obligations in an aggregate amount at any time outstanding not in excess of the amount opposite the name of such Lender in the column entitled "Revolving Credit Commitment" in the table appearing in Schedule 2.1, or if applicable, the amount set forth in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amount may be
(a) reduced from time to time pursuant to this Agreement including, without limitation, Section 2.7 hereof and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.3 hereof.

         "Revolving Credit Commitment Fee" shall have the meaning set forth in
Section 2.6(a) hereof.

         "Revolving Credit Loan" shall mean a revolving credit loan made pursuant to Section 2.1 hereof.

         "Revolving Credit Notes" shall mean the Revolving Credit Notes of the Borrower, executed and delivered as provided in Section 2.4 hereof, in substantially the form of Exhibit E annexed hereto, as amended, modified or supplemented from time to time.

         "Revolving Credit Termination Date" shall mean the earlier to occur of
(i) thirty (30) months from the Closing Date and (ii) such earlier date on which the Revolving Credit Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

         "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

         "Security Agreement" shall mean the Security Agreement dated as of the date hereof, between the Grantor(s), referred to therein and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form of Exhibit F annexed hereto, as amended, modified or supplemented from time to time.

         "Security Agreement - Patents and Trademarks" shall mean the Security Agreement - Patents and Trademarks, dated as of the date hereof, between the Debtor(s), as such term is defined therein, referred to therein and the Agent, for its own benefit and for the benefit of the Lenders, substantially in the form Exhibit G annexed hereto, as amended, modified or supplemented from time to time.

         "Security Documents" shall mean the Pledge Agreement, the Security Agreement, the Security Agreement Patents and Trademarks, and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any of the Obligations.

         "Securities Exchange Agreement" shall mean the Securities Exchange Agreement dated as of May 6, 1998, as amended, by and between the Borrower, the Parent and the initial holders of the Series A and Series B Subordinated Notes, as in effect on the Closing Date.

         "Series A and Series B Subordinated Notes" shall mean the $150,000,000 Series A Subordinated Notes of the Borrower and $87,922,213 Series B Subordinated Convertible Notes of the Borrower issued to the Subordinated Noteholders pursuant to the Securities Exchange Agreement, as the principal amount of such notes may change pursuant to the terms of the Securities Exchange Agreement.

         "Settlement Date" shall have the meaning assigned to such term in
Section 2.15(c) hereof.

         "Stock" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interest, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange
Act).

         "Subordinated Indebtedness" shall mean Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement or the other Loan Documents (as applicable) upon terms satisfactory to and approved in writing by the Required Lenders and in any event shall include the Series A and Series B Subordinated Notes.

         "Subordinated Noteholders" shall mean the holders from time to time of the Series A and Series B Subordinated Notes of the Borrower.

         "Subsidiary" shall mean, with respect to any person, any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such person and/or one or more Subsidiaries of such person. When used in the context of the Parent or the Borrower, it shall mean a Subsidiary of the Parent or the Borrower.

         "Taxes" shall have the meaning assigned to such term in Section 2.16(a) hereof.

         "Total Funded Debt" shall mean as of the date of determination thereof, all Indebtedness upon which interest charges are customarily paid of the Parent and its Consolidated Subsidiaries on a Consolidated basis outstanding at such time which matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date and including in any event any outstanding Revolving Credit Loans.

         "Total Funded Debt Ratio" shall mean for the Parent and its Consolidated Subsidiaries on a Consolidated basis the ratio of (i) the average monthly Total Funded Debt outstanding for the four most recent consecutive fiscal quarters ending on or prior to the date of determination to (ii) EBITDA for the four most recent consecutive fiscal quarters ending on or prior to the date of determination.

         "Total Revolving Credit Commitment" shall mean the sum of the Lenders' Revolving Credit Commitments.

         "Transactions" shall have the meaning assigned to such term in Section
4.2 hereof.

         "Transferee" shall have the meaning assigned to such term in Section
2.16 hereof.

         "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         "Wholly Owned Subsidiary" shall mean any Subsidiary (other than the Designated Subsidiaries) in which any combination of the Borrower and the other Wholly Owned Subsidiaries shall own 100% of the outstanding Stock.

         SECTION I.2. Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States ("GAAP"); provided, however, that for purposes of determining compliance with the covenants contained in Article VII, all accounting or financial terms herein shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with that used in the audited financial statements referred to in Section 4.7

II.      THE LOANS

         SECTION II.1. Revolving Credit Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrower, at any Business Day and from time to time from the date hereof to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment. Notwithstanding the foregoing, the aggregate principal amount of Revolving Credit Loans outstanding at any time to the Borrower (not including any Permitted Overadvances voluntarily made by the Agent in accordance with clause (ii) of the definition thereof) shall not exceed (1) the lesser of (a) the Total Revolving Credit Commitment (as such amount may be reduced pursuant to this Agreement including, without limitation, Section 2.7 hereof) and (b) an amount equal to the sum of (i) up to eighty-five percent (85%) of the Net Amount of Eligible Receivables, plus (ii) 100% of cash balances maintained with the Agent which secure the Obligations but no other obligations of the Borrower (such sum referred to herein as the "Borrowing Base") minus (2) the Letter of Credit Obligations at such time (not to exceed the limitations set forth in Section 2.17 hereof at any time). The Borrowing Base and Availability will be computed monthly (or more frequently if requested by the Agent at any time that Availability shall be less than $10,000,000) and a compliance certificate from a Responsible Officer of the Borrower presenting its computation will be delivered to the Agent in accordance with Section 6.5 hereof.

         Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.9 hereof, prepay) and reborrow Revolving Credit Loans, on and after the date hereof and prior to the Revolving Credit Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Revolving Credit Loan shall be made hereunder if the amount thereof exceeds the Availability at such time.

         SECTION II.2. Loans. (a) The Revolving Credit Loans made by the Lenders on any date shall be in integral multiples of $100,000.

         (b) Loans shall be made ratably by the Lenders in accordance with their Revolving Credit Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Revolving Credit Loans shall be made by the Lenders against delivery of Revolving Credit Notes, payable to the order of the Lenders, as referred to in Section 2.4 hereof.

         (c) Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the applicable Note.

         (d) Each Lender shall make Revolving Credit Loans on the proposed dates thereof by paying the amount required to the Agent at the account specified by the Agent from time to time in New York, New York in immediately available funds not later than 12:00 noon, New York City time, and the Agent shall as soon as practicable, credit the amounts so received to the general funding account of the Borrower maintained with Harris Trust & Savings Bank, or such other account as may be designated from time to time by the Borrower which is acceptable to the Agent (the "Funding Account") in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders. The Agent shall use its reasonable efforts to notify the Borrower not later than 4.00 p.m., New York City time, on the proposed date of any Revolving Credit Loan if the Agent believes that amounts will not be credited to the Funding Account on the proposed date of borrowing.

         SECTION II.3. Notice of Loans. The Borrower shall, through a Responsible Officer of the Borrower, give the Agent irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of each borrowing not later than 11:00 a.m., New York City time, one Business Day before any borrowing hereunder. Such notice shall specify the date of such borrowing (which shall be a Business Day) and amount thereof. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section
2.3 and of each Lender's portion of the requested borrowing.

         SECTION II.4. Notes; Repayment of Loans. (a) All Revolving Credit Loans made by a Lender to the Borrower shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form of Exhibit E annexed hereto, delivered and payable to such Lender in a principal amount equal to its

Revolving Credit Commitment. The outstanding balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date.

         (b) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.5 hereof.

         (c) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Revolving Credit Note of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrower under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

         SECTION II.5. Interest on Loans. (a) Subject to the provisions of
Section 2.5(b) and Section 2.8 hereof, each Loan shall bear interest at a rate per annum equal to the Base Rate except that with respect to any such Loans which constitute Permitted Overadvances the Interest Margin shall be increased to 1.75%.

         (b) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date and the Revolving Credit Termination Date. Interest shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrower and the Lenders of the interest rate so determined.

         SECTION II.6. Fees. (a) The Borrower shall pay each Lender, through the Agent, (i) on the first Business Day of each January, April, July and October commencing October 1, 1998, (ii) on the date of any reduction of the Total Revolving Credit Commitment pursuant to this Agreement including, without limitation, Section 2.7 hereof and (iii) on the Revolving Credit Termination Date, in immediately available funds, a commitment fee (the "Revolving Credit Commitment Fee") of three eighths of one percent (3/8 of 1%) per annum on the average daily unused amount of the Revolving Credit Commitment of such Lender, during the preceding quarter (or such longer or shorter period commencing with the Closing Date or the date of the immediately preceding payment of the Revolving Credit Commitment Fee and ending with the Revolving Credit Termination
Date) ending immediately prior to such date. The Revolving Credit Commitment Fee due to each Lender under this Section 2.6 shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Revolving Credit Termination Date and (ii) the termination of the Revolving Credit Commitment of such Lender pursuant to this Agreement including, without limitation, pursuant to Section 2.7 hereof. The Revolving Credit Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

         (b) The Borrower shall pay the Agent, for its own account, a fee (the "Administrative Fee") in an amount equal to fifty thousand dollars ($50,000) per annum. Such Administrative Fee shall be payable in advance on the Closing Date and on each anniversary of the Closing Date thereafter.

         (c) The Borrower shall pay the Agent, for the pro rata benefit of the Lenders, a fee (the "Upfront Fee") in an amount equal to one percent (1%) of the Total Revolving Credit Commitment. Such Upfront Fee shall be payable on or prior to the Closing Date.

         (d) Immediately upon the termination or permanent reduction of all or a portion of the Total Revolving Credit Commitments pursuant to Section 2.7, at any time on or prior to the second-year anniversary of the Closing Date, the Borrower shall pay the Agent, for the pro rata benefit of the Lenders, a fee (the "Prepayment Fee") in an amount equal to (x) one percent (1%) of the amount of such termination or reduction on or prior to the first anniversary of the Closing Date and (y) one-half percent (1/2%) of the amount of such termination or reduction after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date.

         SECTION II.7. Termination and Reduction of revolving Credit Commitments. (a) Upon at least three (3) Business Days' prior irrevocable written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment, ratably among the Lenders in accordance with the amounts of their Revolving Credit Commitments, subject to payment of the Prepayment Fee on the amount of such termination or reduction, if applicable; provided, however, that the Total Revolving Credit Commitment shall not be reduced at any time to an amount less than the Revolving Credit Loans outstanding under the Revolving Credit Commitments and the Letter of Credit Obligations at such time. Each partial reduction of the Total Revolving Credit Commitment shall be in a minimum of $100,000 or an integral multiple of $100,000.

         (b) The Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Revolving Credit Termination Date, and all Revolving Credit

Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.

         SECTION II.8. Interest on Overdue Amounts; Alternate Rate of Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, (i) in the case of a default in the payment of interest which is cured within three days of the date on which such payment was due, on the amount of such defaulted interest, or (ii) in the case of a default in the payment of interest which is not so cured or any default in the payment of principal, on all Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment), at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable to the Obligations outstanding pursuant to Section 2.5 in the case of Loans or Section
2.17 in the case of the Letter of Credit Fees with respect to Letters of Credit, together in each case, with interest on unpaid interest or fees at such default rate.

         SECTION II.9. Prepayments of Loans (a) Subject to the terms and conditions contained in this Section 2.9 and elsewhere in this Agreement, the Borrower shall have the right to prepay any Loan at any time in whole or from time to time in part without penalty (except as otherwise provided for herein); provided, however, that each such partial prepayment of a Loan shall be in an integral multiple of $100,000.

         (b) On the date of any termination or reduction of the Total Revolving Credit Commitment pursuant to Section 2.7 hereof or elsewhere in this Agreement, the Borrower shall pay or prepay so much of the Revolving Credit Loans as shall be necessary in order that the Availability equals or exceeds zero following such termination or reduction.

         (c) Within three days of the receipt of Net Cash Proceeds from (i) the sale or other disposition of any assets of any of the Loan Parties or their Subsidiaries (excluding sales permitted by Section 7.5) or (ii) the consummation of the issuance of any debt securities of any of the Loan Parties not permitted by Section 7.1, the Borrower, unless otherwise consented to by the Required Lenders, shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Cash Proceeds received, which proceeds shall be applied as set forth in paragraph (e) below. Nothing contained in this paragraph (c) shall be or be deemed to be a consent to the sale of any assets or the issuance of any debt securities.

         (d) (i) Except as provided in clause (ii) below, promptly and in any event not more than three Business Days following the receipt by the Agent or the Borrower or any Subsidiary of any (x) net proceeds in excess of $250,000 (or, if there shall be continuing a Default or

Event of Default, of the full amount of net proceeds) of any casualty insurance required to be maintained pursuant to Section 6.3 hereof on account of each separate loss, damage or injury (each, a "Casualty Event") to any asset of the Borrower or any Subsidiary (including, without limitation, any Collateral), or
(y) net proceeds in excess of $250,000 (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds) of any business interruption insurance required to be maintained pursuant to Section 6.3 hereof on account of any business interruption event (each, a "BI Event"), the applicable party receiving such proceeds shall notify the other of such receipt in writing, by fax or by telephone (promptly confirmed by written or facsimile notice), and not later than three Business Days following receipt by the Agent or the Borrower or Subsidiary of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as set forth in paragraph
(e) below.

                  (ii) In the case of the receipt of net proceeds described in clause (i) above with respect to a Casualty Event or BI Event, the Borrower may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required under clause (i), (x) in the case of proceeds received with respect to a BI Event, to use such proceeds in the ordinary course of Borrower's business and (y) in the case of proceeds received with respect to any Casualty Event, to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding (referred to herein as a "Rebuilding") the relevant tangible property, and, in any such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election under clause (x) or clause (y) of this sentence. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is no continuing Default or Event of Default; (y) the Borrower shall have certified to the Agent that: (i) the net proceeds of the insurance adjustment with respect to a Casualty Event, together with other funds available to the Borrower shall be sufficient to complete such Rebuilding in accordance in all material respects with all applicable laws, regulations and ordinances; and (ii) no Default or Event of Default has arisen or will arise as a result of such BI Event, Casualty Event or Rebuilding; and
(z) if the amount of net proceeds in question exceeds $500,000, the Borrower shall provide to the Agent evidence reasonably satisfactory to the Agent that the replacement tangible property will have a value to the operation of the Borrower's or their Subsidiary's business comparable to the replaced tangible property.

                  (iii) In the event of an election under clause (ii) above, pending application of the net proceeds to business operations with respect to a BI Event or to Rebuilding with respect to a Casualty Event, the Borrower shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Revolving

Credit Loans (not in permanent reduction of the Revolving Credit Commitment), and deposit (the "Special Deposit") with the Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Borrower solely for the applicable Rebuilding or ordinary course business operations, as the case may be; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by the Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder and, in the case of Rebuilding, that the withdrawal is equivalent to the value of the improvements being rebuilt.

         (e) When making a prepayment, pursuant to paragraph (a) above, the Borrower shall furnish to the Agent, not later than 12:00 noon (New York City time) one (1) Business Day's prior to the date of such prepayment, written, facsimile or telephonic notice (promptly confirmed by written or facsimile notice) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment; provided, however, that if at the time of the making of any such prepayment, there are outstanding Letter of Credit Obligations, and there has occurred and is continuing an Event of Default, then in the discretion of the Agent, all or a portion of any such prepayment (not to exceed an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit) shall be deposited by the Borrower in the Cash Collateral Account to be held by the Agent for its own benefit and for the benefit of the Lenders for application by the Agent to the payment to the L/C Issuer of any drawing made under any such Letters of Credit.

         (f) All prepayments under this Section 2.9 shall be subject to Section
2.12 hereof.

         (g) Except as otherwise expressly provided in this Section 2.9, payments with respect to any paragraph of this Section 2.9 are in addition to payments made or required to be made under any other paragraph of this Section 2.9.

         SECTION II.10. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), shall: (i) subject the Agent or any Lender (which shall for the purpose of this Section 2.10 include any lending office of any Lender) to any charge, fee, deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid to either the Agent or any Lender with respect to the obligations of any Lender under Sections 2.17 hereof or under any Letter of Credit Obligation (other than (x) taxes imposed on the overall net income of the Agent or such Lender, (y) franchise or capital taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or any political subdivision or taxing authority of either thereof and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable Lending Office other than a connection arising solely from this Agreement); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any other fees or amounts payable with respect to any Letter of Credit Obligation or otherwise hereunder (other than (x) taxes imposed on the overall net income of such Lender or the Agent, (y) franchise or capital taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or any political subdivision or taxing authority of either thereof and (z) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable Lending Office other than a connection arising solely from this Agreement); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit Obligations incurred by such Lender (except any such reserve requirement reflected in the Base Rate); or (iv) impose on any Lender, any other condition affecting this Agreement; and the result of any of the foregoing shall be to increase the cost to any such Lender of incurring any Letter of Credit Obligation, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender, then the Borrower shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrower of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.16 hereof or (y) require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to Section 2.16 hereof.

         (b) If at any time and from time to time any Lender shall determine that the adoption after the date of this Agreement of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change after the date of this Agreement in any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or any change after the date of this Agreement in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy issued or adopted after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrower of any adoption of, change in, or change in interpretation or administration of any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

         (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Agent the amount shown as due on any such statement within ten (10) days after its receipt of the same.

         (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Letter of Credit or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation pursuant to this Section
2.10 for any increased costs or reduction in amounts received or receivable or reduction in rate of return with respect to any Letter of Credit. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation.

         (e) Any Lender claiming any additional amounts payable pursuant to this
Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION II.11. Monthly Statement of Account. The Agent shall render to the Borrower each month a statement of the Borrower's loan account (the "Loan Account"), which shall constitute an account stated and, in the absence of manifest error, shall be deemed to be correct and accepted by and be binding upon the Borrower unless the Agent receives a written statement of the Borrower's exceptions within 30 days after such statement was rendered to the Borrower.

         SECTION II.12. Indemnity. The Borrower shall indemnify the Agent and each Lender against any loss or reasonable expense which the Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): (a) any failure of the Borrower to fulfill on the date of any Credit Event the applicable conditions set forth in Article V hereof applicable to it and not otherwise waived by the Lenders; (b) any failure of the Borrower to borrow hereunder after irrevocable notice of borrowing pursuant to Section 2.3 hereof has been given; or (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit Obligation, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise). Any such Lender shall provide to the Borrower a statement, signed by an officer of such Lender, explaining any loss or expense, and such statement shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement and of the Letter of Credit Obligations.

         SECTION II.13. Pro Rata Treatment; Assumption by and Delegation of Authority to the Agent. (a) Except as permitted under Sections 2.10, 2.12, 2.15(c) and 2.16 hereof, or as described in subsection (d) below, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of Letter of Credit Fee, each payment of any other fee or other amount payable hereunder and each reduction of the Total Revolving Credit Commitment shall be made pro rata among the Lenders in the proportions that their Revolving Credit Commitments bear to the Total Revolving Credit Commitment.

         (b) Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans or occurrence of other Credit Events hereunder subsequent to the Credit Events on the Closing Date, unless the Agent shall have been notified in writing by any Lender in accordance with the provisions of paragraph (c) below prior to the date of a proposed Credit Event that such Lender will not make the amount that would constitute its pro rata share of the applicable Credits on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Credit Event date, such Lender shall pay to the Agent on demand an amount equal to the product of
(i) the daily average Federal funds rate during such period as quoted by the principal office in New York City of The Chase Manhattan Bank, times (ii) the amount of such Lender's pro rata share of such Credits, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Credit Event date to the date on which such Lender's pro rata share of such Credits shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such Credits is not in fact made available to the Agent by such Lender within three Business Days of such Credit Event date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans hereunder on demand from the Borrower.

         (c) Unless and until the Agent shall have received notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to extend Credits hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent such Lenders' ratable share of Credits extended after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in Section 2.13(b) above. After receipt of the notice described in the preceding sentence, which shall become effective on the third Business Day after receipt of such notice by the Agent (unless otherwise agreed by the Agent), the Agent shall be entitled to make the assumptions described in Section 2.13(b) above as to any Credits as to which it has not received a written notice to the contrary prior to 11:00 a.m. (New York time) on the Business Day next preceding the day on which such Credits are to be extended. The Agent shall not be required to extend a Lender's ratable portion of any Credit if it shall have received notice from such Lender of such Lender's intention not to make its ratable portion of such Credits available to the Agent. Any withdrawal of authorization as described under this Section 2.13(c) shall not affect the validity of any Credits extended prior to the effectiveness thereof.

         (d) In the event that any Lender fails to fund its ratable portion (based on its Revolving Credit Commitment) of any Revolving Credit Loan which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such borrowing being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure or the termination of the Total Revolving Credit Commitment, in the Agent's sole discretion, the proceeds of all amounts thereafter repaid to Agent for the benefit of the Lenders by the Borrower and otherwise required to be applied to such Lender's share of any other Obligation pursuant to the terms of this Agreement, may be advanced to the Borrower by Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligation. Notwithstanding anything in this Agreement to the contrary:

                  (i) the foregoing provisions to this subsection (d) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the continuation of Loans pursuant to Section 2.2;

                  (ii) any such Lender shall be deemed to have cured its failure to fund at such time as an amount equal to such Lender's ratable portion (based on its applicable Revolving Credit Commitment) of the requested principal portion of such Revolving Credit Loan is fully funded to the Borrower whether made by such Lender itself or by operation of the terms of this subsection (d) and whether or not the Non Pro Rata Loan with respect thereto has been continued;

                  (iii) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Revolving Credit Loans ("Cure Loans") shall bear interest at the rate applicable to Loans under Section 2.5 in effect from time to time;

                  (iv) Regardless of whether or not an Event of Default has occurred and is continuing, and notwithstanding the instructions of the Borrower as to their desired application, all repayments of principal which would be applied to the outstanding Revolving Credit Loans shall be applied first, ratably to Revolving Credit Loans constituting Non Pro Rata Loans, second, ratably to Revolving Credit Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Revolving Credit Loans constituting Cure Loans;

                  (v) for so long as, and until the earlier of any such Lender's cure of the failure to fund its ratable portion (based on its applicable Revolving Credit Commitment) of any Revolving Credit Loan and the termination of the Total Revolving Credit Commitment, the term "Required Lenders" for all purposes of this Agreement shall exclude all Lenders whose failure to fund their ratable portion (based on their respective applicable Revolving Credit Commitments) of any Revolving Credit Loan have not been cured; and

                  (vi) for so long as, and until any such Lender's failure to fund its ratable portion (based on its applicable Revolving Credit Commitment) of any Revolving Credit Loan is cured in accordance with this subsection (d), such Lender shall not be entitled to any Revolving Credit Commitment Fee with respect to its Revolving Credit Commitment.

         SECTION II.14. Sharing of Setoffs. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to any Loan Party or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Obligations in excess of its pro rata share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's pro rata share of the Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective pro rata shares. Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participations. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

         SECTION II.15. Payments and Consumptions. (a) The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Agent at the account designated by it at The Chase Manhattan Bank (or such other account designated by it) for the account of the Lenders, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. The Agent may charge, when due and payable, any of the Borrower's accounts (including, without limitation, the Loan Account) with the Agent for all interest, principal and Revolving Credit Commitment Fees or other fees owing to the Agent or the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents. If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Event of Default, the Borrower shall make any such payments upon demand.

         (b) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from the Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without setoff, counterclaim or deduction of any kind. If Agent determines at any time that any amount received by Agent under this Agreement must be returned to the Borrower or paid to any other person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to the Borrower or such other person, without setoff, counterclaim or deduction of any kind.

         (c) The outstanding principal balance of Revolving Credit Loans may fluctuate from day to day, through Agent's disbursement of funds to, and receipt of funds from the Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Credit Loans and payments may be settled according to the following procedures. On the third Business Day of each week, or more frequently (including daily), if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of each such Lender's actual dollar investment and its ratable portion (based on its applicable Revolving Credit Commitment) of the outstanding principal balance of Revolving Credit Loans as of the close of business on the third Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual dollar investment in the outstanding principal balance of Revolving Credit Loans to such Lender's ratable portion (based on its applicable Revolving Credit Commitment) of the outstanding principal balance of Revolving Credit Loans as of any Settlement Date (based on the outstanding balances as of the close of business on the third Business Day immediately preceding such Settlement Date), the party from which such payment is due will pay the other, in immediately available funds, by wire transfer to the other's account not later than 2:00 p.m. (New York time) on the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its ratable portion (based on its applicable Revolving Credit Commitment) of any requested Revolving Credit Loan available to Agent for disbursement on the date of funding applicable to such Revolving Credit Loan in accordance with Sections 2.2(d) and
2.3 hereof. Notwithstanding these procedures, each Lender's obligation to fund its portion of each Revolving Credit Loan made by Agent to Borrower will commence on the date such advance is made by Agent.

         SECTION II.16. Taxes. (a) Any and all payments by the Borrower for the account of the Agent or any Lender hereunder shall be made, in accordance with
Section 2.15 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

                  (i) in the case of the Agent and each Lender (or any transferee or assignee thereof (any such entity, a "Transferee")), (A) taxes imposed or based on its net income, and franchise or capital taxes imposed on it (including withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), or (B) taxes payable under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof (or in effect on the date (i) a Transferee becomes a party to this Agreement or (ii) a new Applicable Lending Office is designated), but not any increase in withholding tax resulting from any subsequent change in such laws,

                  (ii) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Lender or any Transferee, in each case that is organized outside the United States, to comply with Section 2.16(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder), and

                  (iii) taxes imposed by reason of any connection between the jurisdiction imposing such tax and the Agent, such Lender or such Applicable Lending Office, other than a connection arising solely from this Agreement and the other Loan Documents (the taxes referred to in the foregoing clauses (i), (ii) and (iii) individually or collectively being called "Excluded Taxes" and all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.16) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

         (b) In addition, the Borrower agrees to pay to the relevant government authority in accordance with applicable United States law any present or future stamp or documentary or similar taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes paid directly by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses other than those resulting solely from a failure by the Lender or the Agent to pay any Taxes or Other Taxes which it is required to pay and for which it received an indemnity payment) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender shall become aware that it is entitled to receive a refund in respect of any Taxes or Other Taxes, it shall promptly notify the Borrower thereof and shall promptly apply for such refund. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrower hereunder, such Lender shall promptly notify the Borrower of such refund and such Lender shall promptly repay such refund to the Borrower, provided that the Borrower, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, the Borrower will furnish to the Agent, at its address referred to in Section 11.1 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

         (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder.

         (f) Each Lender or Transferee that is organized outside of the United States (a "Non-U.S. Lender") shall deliver to the Borrower or any Guarantor, as the case may be, (with copies to the Agent) on the date hereof (or, in the case of a Transferee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 or any subsequent version thereof, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Non-U.S. Lender shall promptly notify the Borrower and the Agent of any change in its Applicable Lending Office and such Non-U.S. Lender shall on or before the date such Non-U.S. Lender changes its Applicable Lending Office, deliver to the Borrower or such Guarantor, as the case may be (with copies to the Agent) such forms described in the preceding sentence revised as necessary to reflect the change in such Non-U.S. Lender's Applicable Lending Office. The Borrower shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.16(f). If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this Section 2.16(f), then (i) the Borrower shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrower shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.16(a) to the extent such withholding is required by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

         (g) Each Lender and the Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section
2.16 (including, without limitation, changing its Applicable Lending Office, transferring Loans to an Affiliate and seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts shall not include the taking of any actions by such Lender or the Agent that would result in any tax, cost or other expense to such Lender or the Agent (other than a tax, cost or other expense for which such Lender or the Agent shall have been reimbursed or indemnified by the Borrower pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or the Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Agent.

         SECTION II.17. Letters of Credit. (a) Issuance of Letters of Credit. Subject to the conditions set forth in Article V hereof and such other conditions to the opening of letters of credit as the L/C Issuer (as defined below) requires from its customers generally, the Agent and the Lenders agree to incur, from time to time prior to the Revolving Credit Termination Date, upon the request of the Borrower and for the Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized person selected by or acceptable to the Agent in its sole discretion (each, an "L/C Issuer")) for the Borrower's account and guaranteed by Agent; provided, however, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of the Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed $25,000,000; provided, however, that the Borrower may not request the Agent and the Lenders to incur Letter of Credit Obligations if after giving effect thereto (measured by the face amount of such Letter of Credit) Availability would be less than zero. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Revolving Credit Termination Date.

                  (b) Payments; Participations. (i) In the event that the Agent or any Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Loan to the Borrower under Section 2.1 of the Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding the Borrower's failure to satisfy the conditions of Credit Events set forth in Article V, and each Lender shall be obligated to pay its pro rata share thereof in accordance with this Agreement. The failure of any Lender to make available to the Agent for the Agent's own account its pro rata share of any such Revolving Credit Loans or payment by the Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Agent its pro rata share thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's pro rata share of any such payment.

         (ii) If it shall be illegal or unlawful for the Borrower to incur Revolving Credit Loans as contemplated by paragraph (b)(i) above because of an Event of Default described in Article VIII (e) or (f) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C issuer is a Lender, then (i) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's pro rata share (based on the Revolving Credit Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender's pro rata share (based on the Revolving Credit Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in this Agreement with respect to Revolving Credit Loans.

         (c) Cash Collateral. If the Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement prior to the Revolving Credit Termination Date, the Borrower will pay to the Agent for the benefit of Lenders cash or cash equivalents acceptable to the Agent ("Cash Equivalents") in an amount equal to 100% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of the Borrower. Such funds or Cash Equivalents shall be held by the Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to the Agent. The Cash Collateral Account shall be in the name of the Borrower and shall be pledged to, and subject to the control of, the Agent, for the benefit of the Agent and the Lenders, in a manner satisfactory to the Agent. The Borrower hereby pledges and grants to the Agent, on behalf of Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. This Agreement, shall constitute a security agreement under applicable law.

         If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Revolving Credit Termination Date, the Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be cancelled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 100% of, the aggregate amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a person, and shall be subject to such terms and condition, as are satisfactory to the Agent in its sole discretion.

         From time to time after funds are deposited in the Cash Collateral Account by the Borrower, whether before or after the Revolving Credit Termination Date, the Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as the Agent may elect, as shall be or shall become due and payable by the Borrower to Lenders with respect to such Letter of Credit Obligations of the Borrower and upon the satisfaction in full of all Letter of Credit Obligations of the Borrower, to any other Obligations of the Borrower then due and payable.

         Neither the Borrower nor any person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by the Borrower to Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to the Borrower or as otherwise required by law.

         (d) Fees and Expenses. The Borrower agrees to pay to the Agent for the benefit of Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (x) all costs and expenses incurred by the Agent or any Lender on account of such Letter of Credit Obligations, and (y) for each month during which any letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to one percent (1.00%) per annum) multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to the Agent for the benefit of the Lenders in arrears, on each Interest Payment Date. In addition, the Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

         (e) Request for Incurrence of Letter of Credit Obligations. The Borrower shall give the Agent at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied and, to the extent not previously delivered to the

Agent, copies of the Reimbursement Agreement in favor of such L/C issuer and all other agreements between the Borrower and the L/C Issuer pertaining to the issuance of Letters of Credit. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by the Borrower and approvals by the Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among the Borrower, the Agent and the L/C Issuer.

         (f) Obligation Absolute. The obligation of the Borrower to reimburse the Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrower and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit, this Agreement, any other Loan Documents or any other agreement;

                  (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Agent, any Lender, or any other person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between the Borrower or any of its respective Affiliates and the beneficiary for which the Letter of Credit was procured);

                  (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                  (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

              (g) Indemnification; Nature of Lenders' Duties. (i) In addition to amounts payable elsewhere provided in this Agreement, the Borrower hereby agrees to pay and to protect, indemnify, and save harmless the Agent and each lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which the Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of the Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty therefor as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of the Agent or such Lender (as finally determined by a court of competent jurisdiction).

                            (ii) As between the Agent and any Lender and the
              Borrower, the Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither the Agent nor any Lender shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit or, in the case of any payment by the Agent under any Letter of Credit or guaranty thereof, in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors, omissions, interruptions or delay in transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Agent or any Lender; provided that, in the case of any payment by the Agent under any Letter of Credit or guaranty thereof, the Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder or under the Agreement.

                            (iii) Nothing contained herein shall be deemed to
              limit or to expand any waivers, covenants or indemnities made by the Borrower in favor of any L/C Issuer in any Letter of credit application, reimbursement agreement or similar document, instrument or agreement between the Borrower and such L/C Issuer.


III.          COLLATERAL SECURITY

              SECTION III.1. Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrower shall duly execute and deliver, or cause each other Grantor to duly execute and deliver, the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Lenders a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.2 hereof) the Collateral.

              SECTION III.2. Filing and Recording. The Borrower shall, at its sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded, registered and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Lenders in the Collateral. The Borrower, to the extent permitted by law, hereby authorize the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designate the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, the Borrower shall, at the Borrower' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

IV.      REPRESENTATIONS AND WARRANTIES

         Each of the Parent and the Borrower represents and warrants for itself and its Subsidiaries to each of the Lenders that both before and after giving effect to the consummation of the Transactions:

              SECTION IV.1. Organization, Legal Existence. Each of the Loan Parties and their Subsidiaries is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where the nature of its business so requires (all such jurisdictions being listed in Schedule 4.1 annexed hereto) except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Each of the Loan Parties has the corporate or other power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and with respect to the Borrower to borrow hereunder and to execute and deliver the Notes.

              SECTION IV.2. Authorization. The execution, delivery and performance by each of the Loan Parties of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrower, the execution and delivery by the Borrower of the Notes and the grant of security interests in the Collateral created by the Security Documents (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate or other and, if required, stockholder action on the part of the applicable Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of the Loan Parties, or their respective Subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Loan Parties, or their respective Subsidiaries, or (C) any provision of any material indenture, agreement or other instrument to which the Loan Parties, or their respective Subsidiaries, or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, any material indenture, agreement or other instrument referred to in (b)(i)(C) above except where any such conflict, violation, breach or default referred to in (i) or (ii) would not result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for its own benefit and for the benefit of the

Lenders or as permitted pursuant to Section 7.2) upon any property or assets of the Loan Parties, or their respective Subsidiaries.

         SECTION IV.3. Governmental Approvals. No registration or filing with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required by a Loan Party in connection with the Transactions, except for (a) such registrations, filings, consents, approvals or actions the failure of which to obtain or make would not have a Material Adverse Effect or (b) those set forth in Schedule 4.3 or (c) such as have been made or obtained on or prior to the Closing Date and are or will on the Closing Date be in full force and effect or
(d) the filings necessary to perfect the Liens created by the Security
Documents.

         SECTION IV.4. Binding Effect. This Agreement and each of the other Loan Documents to which it is a party constitutes, and each of the Notes when duly executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the applicable Loan Party enforceable against such Loan Party in accordance with its terms subject (a) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principles of equity.

         SECTION IV.5. Material Adverse Change. There has been no material adverse change in the business, assets, operations or financial condition of the Parent and its Subsidiaries taken as a whole since December 31, 1997.

         SECTION IV.6. Litigation; Compliance with Laws; Etc. (a) Except as set forth in Schedule 4.6(a) annexed hereto, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Responsible Officer of the Borrower, threatened against or affecting any of the Loan Parties or any of their Subsidiaries or the businesses, assets or rights of any of the Loan Parties or any of their Subsidiaries (i) which involve any of the Transactions or (ii) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (b) No Loan Parties, their Subsidiaries or any of their respective properties or assets is in violation of, nor is the continued operation of their material properties and assets as currently conducted reasonably expected to violate, any law, rule or regulation (including any Health Care Law, any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected individually or in the aggregate, to result in a Material Adverse Effect.

         (c) Except as set forth on Schedule 4.6(c), there currently exists (i) no assertion of any claim of material violation by the Loan Parties or any of their Subsidiaries of the Physician Self-Referral Laws, and (ii) to the knowledge of the any Loan Party, no active inquiry, investigation or audit with respect to the compliance of the Loan Parties or Subsidiaries thereof with the Physician Self-Referral Laws, in either case that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         SECTION IV.7. Financial Statements. (a) The Borrower has heretofore furnished to the Agent Consolidated balance sheets and statements of income and cash flows of the Parent (i) dated as of December 31, 1995, December 31, 1996 and December 31, 1997 and audited by and accompanied by the opinion of independent public accountants and (ii) dated as of June 30, 1998 for the six month period then ended and prepared by management. Such balance sheets and statements of income and cash flows present fairly in all material respects the Consolidated financial condition and results of operations of the Parent and its Consolidated Subsidiaries as of the dates and for the periods indicated, and such audited balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent and its Subsidiaries, as of the dates thereof.

         (b) The Borrower has heretofore furnished to the Agent projected income statements, balance sheets and cash flows of the Parent on a Consolidated basis for a four year period (quarterly for the remainder of 1998 and quarterly for 1999 and annually for the following two years), such projections disclosing all material assumptions made by Borrower in formulating such projections and giving effect to the Transactions. The projections are based upon estimates and assumptions, all of which were believed by management to be reasonable in light of the conditions which existed at the time the projections were made and have been prepared on the basis of the assumptions stated therein.

         (c) The financial statements referred to in this Section 4.7(a) have been prepared in accordance with GAAP, except that the unaudited statements do not contain footnotes and are subject to year-end audit adjustments.

         SECTION IV.8. Federal Reserve Regulations. (a) No Loan Parties or Subsidiary thereof are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation T, U or X thereof. If requested by any Lender, and if required by applicable law, the Borrower or any Subsidiary shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

         SECTION IV.9. Taxes. The Loan Parties and each of their respective Subsidiaries has filed or caused to be filed all material federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof. Each of the Loan Parties and each of their Subsidiaries have paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it, in writing, except as permitted by Section 6.4, except to the extent that the nonpayment of such taxes would not result in a Material Adverse Effect or otherwise materially adversely affect the rights, remedies and benefits available to the Lenders under the Loan Documents. As of the Closing Date except as set forth on Schedule 4.9 annexed hereto, no federal income tax returns of any Loan Parties or any of their Subsidiaries are being audited by the United States Internal Revenue Service and no Loan Parties or Subsidiary thereof have as of the date hereof requested or been granted any extension of time to file any federal, state, local or foreign tax return. Except as set forth on Schedule 4.9 annexed hereto, none of the Loan Parties or their Subsidiaries are party to or have any obligation under any tax sharing agreement.

         SECTION IV.10. Employee Benefit Plans. Except where the incorrectness of any of the following will not have a Material Adverse Effect:

                  (i) No Reportable Event has occurred or is continuing with respect to any Pension Plan.

                  (ii) No non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA.

                  (iii) None of the Loan Parties or any ERISA Affiliate is obligated to contribute to a Pension Plan or a Multiemployer Plan. None of the Loan Parties or any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of
Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which the Loan Parties, any Subsidiary or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

                  (iv) No notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

                  (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

                  (vi) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The assets of each such Pension Plan (other than the Multiemployer Plans) are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

                  (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrower or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or threatened against any fiduciary or any Plan. Except as set forth on Schedule
4.10 hereto, none of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

                  (viii) All of the Plans comply currently, and have complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under Section

401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) that is intended to qualify under Section 401 of the Code has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) that is intended to be tax-exempt has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

         SECTION IV.11. No Material Misstatements. The information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of the Loan Parties to the Agent or any Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided, however, that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and used reasonable assumptions based on information available to it at the time of preparation thereof and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         SECTION IV.12. Investment Company Act; Public Utility Holding Company Act. No Loan Parties or Subsidiary thereof is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. No Loan Parties or Subsidiary thereof is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION IV.13. Security Interest. Upon the due filing of UCC-1 financing statements, the delivery of the Collateral under the Pledge Agreement and the filing of assignments for security with the United States Patent and Trademark Office, each of the Security Documents creates and grants to the Agent, for its own benefit and for the benefit of the Lenders, a legal, valid and perfected first priority (except as permitted pursuant to Section 7.2 hereof) Lien in the collateral identified therein to the extent a Lien can be perfected in such Collateral by the taking of the foregoing actions. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 7.2 hereof.

         SECTION IV.14. Use of Proceeds. All proceeds of each borrowing under the Revolving Credit Commitment shall be used to provide for working capital requirements and for general corporate purposes (including, without limitation Permitted Acquisitions) and the repayment of the Bridge Notes of the Borrower.

         SECTION IV.15. Subsidiaries. As of the Closing Date, Schedule 4.15 annexed hereto sets forth each Subsidiary of the Parent, its jurisdiction of incorporation, its capitalization and ownership of capital stock of each such Subsidiary.

         SECTION IV.16. Title to Properties; Possession Under Leases; Trademarks. (a) Each of the Loan Parties and each Subsidiary thereof has good and marketable title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in
Section 4.7(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as have been disposed of in the ordinary course of business, as permitted by this Agreement or as set forth on
Schedule 4.16, and except where lack of title or a valid leasehold interest does not materially interfere with the ability of any of the Loan Parties or any Subsidiary thereof to conduct its business as now conducted. All interests of such persons in such assets and properties are free and clear of all Liens other than those permitted by Section 7.2 hereof.

         (b) Except as disclosed in Schedule 4.16 hereto, each of the Loan Parties and each of their Subsidiaries has complied with all obligations under all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for any instances of noncompliance and such failures of such leases to be in full force and effect that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and each of the Loan Parties and each of their Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         (c) Each of the Loan Parties and each of their respective Subsidiaries owns or controls all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of such Loan Parties and such Subsidiary. To its knowledge, no Loan Parties or Subsidiary thereof is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. Except as set forth on Schedule 4.6(a) annexed hereto, there is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of any of the Loan Parties or any Subsidiary thereof, threatened, against any of the Loan Parties or any Subsidiary thereof with respect to any of the rights or property referred to in this Section 4.16(c).

         SECTION IV.17. Solvency. (a) (i) By the incurrence of the Indebtedness hereunder, the Borrower will not have incurred debts beyond its ability to pay such debts as they become absolute and mature. The cash available to the Borrower, after taking into account the obligations of the Borrower under the Loan Documents, is sufficient to pay all amounts on or in respect of the debts of the Borrower when such amounts become due and payable.

         (ii) In incurring the Indebtedness hereunder, the Borrower is not acting with the intent to hinder, delay or defraud present or future creditors of the Borrower.

         (b) The assets of the Parent and its Consolidated Subsidiaries do not constitute unreasonably small capital for the Parent and its Consolidated Subsidiaries to carry out their business as now conducted and as proposed to be conducted.

         (c) Neither the Parent nor any Subsidiary thereof intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Parent and such Subsidiary, and of amounts to be payable on or in respect of debt of the Parent and such Subsidiary).

         (d) Neither the Parent nor any Subsidiary thereof believes that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

         SECTION IV.18. Permits, etc. Each of the Loan Parties and each of their Subsidiaries possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents of all Federal, state and local governmental authorities except where failure to so possess does not materially interfere with the ability of such Loan Party or Subsidiary to conduct its business as currently conducted ("Permits"), each such Permit is in full force and effect, each of the Loan Parties and each Subsidiary is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

         SECTION IV.19. Compliance with Environmental Laws. Except as disclosed in Schedule 4.19 hereto: (a) The properties owned or operated by the Parent, the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations that (i) constitute, or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a liability to the Parent, the Borrower and the Subsidiaries in excess of $5,000,000.

                  (b) The Properties and all operations of the Parent, the Borrower and the Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a liability to the Parent, the Borrower and the Subsidiaries in excess of $5,000,000.

                  (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Parent, the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a liability to the Parent, the Borrower and the Subsidiaries in excess of $5,000,000.

                  (d) None of the Parent, the Borrower or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Parent, the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Parent, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, that, in the aggregate, could reasonably be expected to result in a liability to the Parent, the Borrower and the Subsidiaries in excess of $5,000,000, nor do the Parent, the borrower or the Subsidiaries have reason to believe that any such notice will be received or is being threatened.

                  (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law that could reasonably be expected to result in a liability to the Parent, the Borrower and the Subsidiaries in excess of $5,000,000, nor have any of the Parent, the Borrower or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a liability to the Parent, the Borrower and the Subsidiaries in excess of $5,000,000.

     SECTION IV.20. No Change in Credit Criteria or Collections Policies. There has been no material change adverse to the Loan Parties in credit criteria or collection policies concerning account receivables of the Borrower since December 31, 1997.

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

     SECTION IV.21. Employee Matters. Except as disclosed in Schedule 4.21 hereto, (a) neither the Loan Parties nor any of their Subsidiaries nor any of such person's employees are subject to any collective bargaining agreement, (b) to the knowledge of the Borrower, no petition for certification or union election is pending with respect to the employees of the Loan Parties or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Loan Parties or any of their Subsidiaries, (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of Borrower threatened between the Loan Parties or any of their respective Subsidiaries and their respective employees, other than employee grievances arising in the ordinary course of business none of which would have, either individually or in the aggregate, a Material Adverse Effect and (d) the hours worked and payment made to employees and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, and all payments due from the Company or any Subsidiary or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Company or such Subsidiary, except to the extent that any such violation or any failure to make such payment or accrual, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Loan Parties are in compliance with all employment laws applicable to each of such Loan Parties except where the failure to so comply would not have a Material Adverse Effect.

     SECTION IV.22. Year 2000. The cost to the Loan Parties and their respective Subsidiaries to implement the necessary changes to make all material Date Data and Date- Sensitive Systems Year 2000 Compliant will not have a Material Adverse Effect. "Date Data" means any data of any type that encodes date information or which is otherwise derived from, dependent on or related to date information. "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Loan Parties and their Subsidiaries for their internal use, or which the Loan Parties and their Subsidiaries sell, lease, license, assign or otherwise provide, or the provision or operation of which the Loan Parties and their Subsidiaries provide the benefit, to its customer, vendors, suppliers, affiliates or any other third party. "Year 2000 Compliant" means (i) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (ii) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality or performance, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data

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

(including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

     SECTION IV.23. Subsidiaries and Joint Ventures. (a) Except as may result from the exercise of the Existing Bank Warrants by the holders thereof for shares of the Borrower and as set forth on Schedule 4.23, Parent directly owns 100% of the capital stock of the Borrower and does not and shall not own directly any equity interest in any other person and (b Schedule 4.15 sets forth as of the Closing Date a list of all the Subsidiaries and Joint Ventures and the direct or indirect percentage ownership interest of the Borrower therein.

     SECTION IV.24. Agreements. (a) Except as set forth on Schedule 4.24 hereto, none of the Loan Parties or any of their respective Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (b) None of the Loan Parties or any of their respective Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     SECTION IV.25. Insurance. The Loan Parties and their Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

V.   CONDITIONS OF CREDIT EVENTS

     The obligation of each Lender to make Loans and incur Letter of Credit Obligations hereunder shall be subject to the following conditions precedent:

     SECTION V.1. All Credit Events . On each date on which a Credit Event is to occur:

     (a) The Agent shall have received a notice of borrowing as required by
Section 2.3 hereof or a request for the incurrence of a Letter of Credit Obligations pursuant to Section 2.17 hereof.

     (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be

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


true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were correct on and as of such earlier date, it being understood and agreed that the Parent and the Borrower may update any Schedules delivered to the Agent and the Lenders pursuant to Article IV hereof for the purpose of making such representations and warranties true and correct as of such later date).

     (c) The Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after such Credit Event no Default or Event of Default shall have occurred and be continuing.

     (d) The Agent shall have received a certificate signed by the Financial Officer of the Borrower (i) as to the compliance with (b) and (c) above and (ii) with respect to each Revolving Credit Loan and the incurrence of each Letter of Credit Obligations, demonstrating that after giving effect thereto the Availability is zero or greater.

     SECTION V.2. First Borrowing. The obligations of the Lenders in respect of the first Credit Event hereunder is subject to the following additional conditions precedent:

     (a) The Lenders shall have received the favorable written opinions of Paul, Hastings, Janofsky & Walker LLP, counsel for the Loan Parties, and of special Colorado and Illinois counsel for the Loan Parties, each dated the Closing Date, addressed to the Lenders and in form and substance reasonably satisfactory to the Agent.

     (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Borrower, the Grantors and the Guarantors, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of the Borrower, each Grantor and Guarantor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in item (B) below, (B) that attached thereto is a true and complete copy of resolutions adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolutions have not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents have not been amended since the date of the last amendment thereto shown on the certificate of good

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

standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and
(iv) such other documents as the Agent or any Lender may reasonably request.

         (c) The Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.1 hereof and the conditions set forth in this Section 5.2.

         (d) Each Lender shall have received its Revolving Credit Note duly executed by the Borrower, payable to its order and otherwise complying with the provisions of Section 2.4 hereof.

         (e) The Agent shall have received the Security Documents in form, scope and amount satisfactory in all respects to the Agent and certificates evidencing the Pledged Stock, together with undated stock powers executed in blank, each duly executed by the applicable Grantors.

         (f) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Lenders of a UCC Reporter Service, listing all effective financing statements which name as debtor the Borrower, any Guarantor or any Grantor and which are filed in the appropriate offices in the states or other applicable jurisdictions in which are located the chief executive office and other operating offices of such person, together with copies of such financing statements or of the security agreements to which such filings relate. With respect to any Liens not permitted pursuant to Section 7.2 hereof, the Agent shall have received termination statements in form and substance satisfactory to it.

         (g) Each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for its own benefit and for the benefit of the Lenders a first priority perfected Lien in the Collateral (subject to the Liens permitted by Section 7.2) shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

         (h) The Agent shall have received the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings made with respect to the Borrower and each Grantor in the jurisdictions in which the Borrower and each Grantor are doing business and/or in which any Collateral is located, and in which Uniform Commercial Code filings have been made against the Borrower, each Guarantor and each Grantor pursuant to paragraph (g) above.

         (i) The Lenders and the Agent shall have received and determined to be in form and substance satisfactory to them:

                  (i) a schedule and aging of accounts receivable of the Borrower dated as of the most recent end of month prior to the Closing Date;

                  (ii) evidence that the Borrower has Availability after giving effect to the Revolving Credit Loans made on the Closing Date of not less than $25,000,000 (without giving effect to the Aetna Letters of Credit and that the reimbursement exposure under such Aetna Letters of Credit does not exceed $21,000,000);

                  (iii) a copy of a field examination of the Borrower's books and records;

                  (iv) a copy of, or a certificate as to coverage under, the insurance policies required by Section 6.3 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Agent as additional insured, in form and substance satisfactory to the Agent;

                  (v) the financial statements described in Section 4.7 hereof;

                  (vi) evidence of payment of all fees owed to the Agent, the Lenders by the Borrower under this Agreement, the Securities Exchange Agreement or otherwise;

                  (vii) evidence that all requisite third party consents (including, without limitation, consents with respect to each of the Borrower and each of the Grantors and Guarantors) to the Transactions have been received;

                  (viii) copies of all material customer, supplier contracts and employment and non-compete agreements with respect to the Parent, the Borrower and the Subsidiaries which are material to the Parent's, the Borrower's and such Subsidiaries' business taken as a whole;


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

                  (ix) a certificate of the Chief Financial Officer of the Borrower, dated the Closing Date, stating that there has been no material adverse change in the business, assets, operations or financial condition of the Parent and its Subsidiaries since December 31, 1997; and

                  (x) evidence of the repayment in full of existing senior credit arrangements and the termination of all commitments to lend thereunder, and the termination of all security interests securing such indebtedness (other than the Bridge Notes) as required under paragraph
         (f) above.

         (j) The Agent and the Lenders shall have had the opportunity, if they so choose, to examine the books of account and other records and files of the Borrower, its Subsidiaries, the Grantors and the Guarantors and to make copies thereof, to conduct customer, payor and supplier checkings and to conduct a pre-closing audit which shall include, without limitation, verification of Eligible Receivables, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base, and the results of such examination, checkings and audit shall have been satisfactory to the Agent and Lenders in all material respects.

         (k) The Agent shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

                  (i) a schedule of litigation and contingent liabilities and an analysis of the expected disposition thereof;

                  (ii) a schedule of all real property lease agreements entered into by the Borrower and Guarantors, and, if requested by the Agent, a copy of any such lease agreements;

                  (iii) copies of all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of the Borrower, its Subsidiaries, Grantors or Guarantors which is to remain outstanding after consummation of the Transactions; and

                  (iv) copies of all material contracts with third-party payors.

         (1) evidence that Weil, Gotshal & Manges LLP, counsel to the Agent, shall receive payment in full on the Closing Date for all reasonable legal fees charged, and all reasonable costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents, the other Loan

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

Documents, the Securities Exchange Agreement and the other documents and instruments in connection herewith and therewith (to the extent billed on or before such date).

         (m) The corporate structure and capitalization of the Loan Parties shall be satisfactory to the Lenders in all material respects.

         (n) All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion.

         (o) The Borrower shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Credit Events made on the Closing Date, in form and substance satisfactory to the Agent.

         (p) The Borrower and the Agent (or another financial institution acceptable to the Agent) shall have entered into lockbox and cash management arrangements pursuant to documentation satisfactory in form and substance to the Agent.

         (q) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.

         (r) The Agent shall have received the New Warrant Agreement, duly executed by Parent, and the New Warrants shall have been delivered to the Lenders on or prior to the Closing Date.

VI.      AFFIRMATIVE COVENANTS

         Each of the Parent and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit Obligation or any fee, expense or other Obligation payable hereunder shall be unpaid, it will, and will cause each of its Subsidiaries and, with respect to Section 6.7 hereof, each ERISA Affiliate, to:

         SECTION VI.1. Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence except as otherwise permitted by Section 7.5.

         SECTION VI.2. Business and Properties. At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they

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

are presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and governmental orders (whether federal, state or local in all applicable jurisdictions) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to any Health Care Law, any zoning of building law, employment matters, public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance of any of which would have a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition (reasonable wear and tear excepted), other than sales of worn out, obsolete, scrap or surplus equipment permitted by Section 7.5, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times.

         SECTION VI.3. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall in no event at any time in an amount less than the replacement value of the Collateral, (c) maintain in full force and effect public liability insurance against claims for bodily injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any of its Subsidiaries, as is customary with companies similarly situated and in the same or similar businesses, (d) maintain business interruption and product liability insurance to such extent as is customary with companies similarly situated and in the same or similar businesses, and (e) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.3. All insurance covering tangible personal property subject to a Lien in favor of the Agent for its own benefit and for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

         SECTION VI.4. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to Liens upon such properties or any part thereof; provided, however, that such payment and discharge


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

shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable party, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested tax, assessment, charge, levy or claims and enforcement of a Lien or (ii) any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate would not have a Material Adverse Effect.

         SECTION VI.5. Financial Statements, Reports, Etc. Furnish to the Agent, with copies for each of the Lenders:

         (a) within 90 days after the end of each Fiscal Year, (i) Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the Consolidated financial condition of the Parent and its Consolidated Subsidiaries as of the close of such Fiscal Year and the results of their Consolidated operations during such year, (ii) a Consolidated statement of shareholders' equity, and (iii) a Consolidated statement of cash flow, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, all the foregoing Consolidated financial statements to be audited by Ernst & Young LLP or other independent public accountants of recognized national standing or any other independent public accountants acceptable to the Agent and accompanied by an opinion of such accountants (which opinion shall not contain any qualification with respect to a departure from GAAP or a limitation on the scope of the auditor's engagement), and to be in form and substance acceptable to the Agent;

         (b) within 45 days after the end of each of the first three (3) fiscal quarters of the Parent, (i) unaudited Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the Consolidated financial condition and results of operations of the Parent and its Consolidated Subsidiaries as of the end of each such quarter and during such quarter, (ii) a Consolidated statement of shareholders' equity and (iii) a Consolidated statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such quarter, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (h) below and to the results for the comparable period during the immediately preceding Fiscal Year, in each case prepared and certified by the Financial Officer of the Parent as presenting fairly in all material respects the Consolidated financial condition and results of operations of the Parent and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP (except the absence of footnote disclosure), in each case subject to normal year-end audit adjustments;

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



         (c) within 30 days after the end of each month (i) unaudited Consolidated and consolidating balance sheets and income statements showing the Consolidated financial condition and results of operations of the Parent and its Consolidated Subsidiaries as of the end of each such month and during such month, (ii) a Consolidated statement of shareholders' equity and (iii) a Consolidated statement of cash flow, in each case for the month just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such month, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (h) below and to the results for the comparable period during the immediately preceding Fiscal Year, prepared and certified by the Financial Officer of the Borrower as presenting fairly in all material respects its Consolidated financial condition and results of operations of the Borrower and their Consolidated Subsidiaries and as having been prepared in accordance with GAAP (except the absence of footnote disclosures), in each case subject to normal year-end audit adjustments;

         (d) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Parent or any Subsidiaries with the Securities and Exchange Commission pursuant to the requirements of applicable securities legislation, including the Securities Act of 1933 or the Securities Exchange Act of 1934;

         (e) (i) concurrently with any delivery under (a) or (b) above, a certificate of the firm or person referred to therein (x) which certificate shall, in the case of the certificate of the Financial Officer of the Borrower, certify that to the best of his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.10, 7.11 and 7.12 hereof) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) which certificate, in the case of the certificate furnished by the independent public accountants referred in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event certify that to the best of such accountants' knowledge, as of the dates of the financial statements being furnished no Default or Event of Default has occurred under any of the covenants set forth in Sections 7.10, 7.11 and 7.12 hereof (such certificate to include calculations demonstrating compliance with such covenants) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and shall in addition certify that in the course of preparing the audit and the certificate referred to herein, such accountants have not become aware of the occurrence of any other Default or


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

Event of Default and, if such a Default or Event of Default has occurred, specifying the nature thereof; provided, however, that any certificate delivered concurrently with (a) above shall be accompanied by a supplemental certificate confirming the accuracy of the accountants' certificate and signed by the Financial Officer of the Borrower;

         (f) as soon as the same becomes available, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of the Borrower and its Subsidiaries;

         (g) within 15 days of the end of each month (or more frequently at the request of the Agent at any time that Availability is less than $10,000,000), an aging schedule of the Receivables and payables of the Borrower in the form of the aging schedule of Receivables dated July 31, 1998 previously furnished to the Agent and a certificate executed by the Financial Officer of the Borrower with respect to current inventory;

         (h) prior to the beginning of each Fiscal Year, a summary of business plans and financial projections (including, without limitation, with respect to Capital Expenditures) for the Parent and its Subsidiaries for such Fiscal Year (including monthly Consolidated and consolidating balance sheets, statements of income and of Consolidated cash flow) and annual projections through the next two Fiscal Years thereafter prepared by management and in form and detail (including, without limitation, principal assumptions, projected Borrowing Bases and projected covenant compliance) satisfactory to the Required Lenders;

         (i) as soon as practicable, copies of all non-routine reports, forms, filings, loan documents and financial information submitted to governmental agencies and/or its shareholders;

         (j) within 15 days of the end of each fiscal month (or more frequently at the request of the Agent at any time that Availability is less than $10,000,000) sales, collections, debit and credit adjustments and a certificate, in form and substance satisfactory to the Agent, executed by the Financial Officer of the Borrower demonstrating compliance as at the end of such applicable period with the Availability requirements; and

         (k) such other information as the Agent or any Lender may reasonably request.

         SECTION VI.6. Litigation and Other Notices. Give the Agent prompt written notice of the following:

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



         (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

         (b) the filing or commencement of any action, suit or proceeding against the Parent or any of its Subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could reasonably be expected, individually or in the aggregate, to materially impair the ability of any of the Loan Parties to conduct business substantially as now conducted, or result in a Material Adverse Effect, or (B) materially impair the right of the Parent or a Subsidiary thereof to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

         (c) immediately upon becoming aware thereof, notice to the Agent of the breach by any party of any material agreement with any of the Loan Parties which could result in a Material Adverse Effect;

         (d) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) taken or which is proposed to be taken with respect thereto;

         (e) immediately upon becoming aware thereof, notice to the Agent of any loss or destruction of, or substantial damage to, any material portion of the Collateral, and any other matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral; and

         (f) any development in the business or affairs of the Parent or any of its Subsidiaries which has had or which could reasonably be expected to have a Material Adverse Effect.

         SECTION VI.7. ERISA. (a) Pay and discharge promptly any material liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that neither the Borrower nor any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall have set aside on its books reserves which,

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in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

         (b) Deliver to the Agent, promptly, and in any event within 5 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, (ii) Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice,
(iii) the receipt of notice by the Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) upon request, the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500,
(v) the Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by the Borrower or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) the Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062,4063,4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) the Borrower or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and
(v) through (vii) together with a statement signed by the Financial Officer setting forth details as to such Reportable Event, notice, event or condition and the action which the Borrower or such ERISA Affiliate proposes to take with respect thereto.

         SECTION VI.8. Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as the Agent may request (but except following an Event of Default which is continuing, not more than once in any 30 day period), permit any authorized representative designated by the Agent to visit and inspect the properties and financial records of the Borrower, the other Loan Parties and their Subsidiaries and to make extracts from such financial records at the Agent's expense, unless the disclosure of such information is prohibited by law, and permit any authorized representative designated by the Agent to discuss the affairs, finances and condition of the Borrower, the other Loan Parties and their Subsidiaries with the appropriate Financial Officer

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

and such other officers as the Borrower shall deem appropriate and the Borrower's independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through the Borrower and a Responsible Officer of the Borrower shall have the right to be present at any such meeting. Any Lender may accompany the Agent on any visit and inspection and participate in any discussion and upon the occurrence and continuance of an Event of Default any Lender in its own right may visit and inspect to the same extent and on the same terms as the Agent, all expenses of the Agent or any Lender after the occurrence and continuance of an Event of Default to be paid by the Borrower. Nothing in this Agreement shall require the Parent, the Borrower or any of their Subsidiaries to provide or permit access to or for any person who is or could reasonably be expected to become in the foreseeable future a competitor of the Parent, the Borrower or any of their Subsidiaries, other than any information that is generally available to the public. At the Borrower's expense, the Agent shall have the right to audit, as often as it may request, the existence and condition of the accounts receivables, inventory, books and records of the Borrower and its Subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents.

         SECTION VI.9. Use of Proceeds. Use the proceeds of the Credits only for the purposes set forth in Section 4.14 hereof.

         SECTION VI.10. Fiscal Year-End. Cause its Fiscal Year to end on December 31 in each year.

         SECTION VI.11. Further Assurances. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest (subject to the Liens permitted by Section 7.2) created by the Security Documents in the Collateral.

         SECTION VI.12. Additional Grantors and Guarantors. Promptly inform the Agent of (i) the creation or acquisition of any direct or indirect Subsidiary (subject to the provisions of Section 7.4 hereof) of any Loan Party and (ii) any Subsidiary which ceases to be a Designated Subsidiary (whether as a result of recommencement of operations, revaluation of assets or otherwise), and cause each such Subsidiary to enter into a Guarantee of the Obligations in form and substance satisfactory to the Agent, and to execute the Security Documents, as applicable, as a Grantor, and cause the direct parent of each such Subsidiary to pledge all of the capital stock of such Subsidiary pursuant to the Pledge Agreement and cause each such Subsidiary to pledge its accounts receivable and all other assets pursuant to the Security Agreement.

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

         SECTION VI.13. Environmental Laws. (a) Comply, and cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except to the extent that any failure to comply with the foregoing could not reasonably be expected, individually or in the aggregate, to result in a liability to the Parent, the Borrower and the Subsidiaries in excess of $5,000,000.

         (b) If a default caused by reason of a breach of Section 4.19 or Paragraph (a) above shall have occurred and be continuing, at the request of the Required Lenders, provide to the Lenders within 45 days (or such longer period as shall reasonably be required, so long as the Required Lenders do not object thereto) after such request, at the expense of the Borrower, an environmental site assessment report for the Properties that are the subject of such default prepared by an environmental consulting firm acceptable to the Lenders, indicating the presence or absence of Hazardous Materials and a good faith estimate at the cost of any compliance or Remedial Action in connection with such Properties.

         SECTION VI.14. Pay Obligations to Lenders and Perform Other Covenants.
(a) Make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) and in each of the other Loan Documents, all at the times and places and in the manner set forth therein, subject to applicable cure and grace periods, and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all information to the Agent necessary for such maintenance.

         SECTION VI.15. Maintain Operating Accounts. Maintain all of its operating accounts and cash management arrangements with financial institutions approved by the Agent and on terms (which shall include obtaining blocked account agreements) satisfactory to the Agent in its sole discretion

         SECTION VI.16. Year 2000. Take all actions necessary to make all material Date Data and Date-Sensitive Systems Year 2000 Compliant, unless the failure to take such actions would not have a Material Adverse Effect.

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         SECTION VI.17. Collection of Receivables; Management of Collateral. (a)
At the Borrower's own cost and expense, (i) arrange for remittances on Receivables of the Receivables Grantors to be made directly to lockboxes designated by the Agent or in such other manner as the Agent may direct, and
(ii) promptly deposit, or cause to be deposited, all payments received by the Receivables Grantors on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in the Security Documents in precisely the form received (but with any endorsements necessary for deposit or collection), subject to withdrawal by the Agent only, as provided in the Security Documents, and until such payments are deposited, such payments shall be deemed to be held in trust by the Receivables Grantors for and as the Lenders' property.

VII.     NEGATIVE COVENANTS

         Each of the Parent and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit Obligation, or any fee, expense or other Obligation payable hereunder shall be unpaid, it will not and will not cause or permit any of its Subsidiaries and, in the case of
Section 7.15 hereof, any ERISA Affiliate to, either directly or indirectly:

         SECTION VII.1. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (i) in the case of Parent, the Borrower, each Wholly Owned Subsidiary and each Subsidiary that is not a Joint Venture, Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 7.1 and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and
         (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement;

                  (ii)    Subordinated Indebtedness;

                  (iii)   in the case of the Guarantors the Guarantees;

                  (iv) in the case of the Borrower, Interest Rate Protection Agreements, entered into in order to hedge the interest payable on up to 100% of the aggregate principal amount outstanding hereunder as of the date on which the most recent such Interest

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

         Rate Protection Agreement is entered into, in the form approved by the Required Lenders;

                  (v) in the case of the Borrower, Indebtedness created hereunder;

                  (vi) intercompany Indebtedness between (a) the Borrower and any of the Wholly Owned Subsidiaries, (b) any Wholly Owned Subsidiaries of the Borrower and (c) between Parent and the Borrower or any Wholly Owned Subsidiary, in an aggregate amount not exceeding at any time $2,000,000;

                  (vii) Indebtedness consisting of Earn-out Obligations not in excess of $5,000,000 at any time outstanding;

                  (viii) the case of the Borrower, Guarantees issued for the benefit of any Wholly Owned Subsidiary in respect of obligations under operating leases and other obligations in the ordinary course of business;

                  (ix) Reverse Repurchase Agreements permitted under Section 7.4(vi);

                  (x) Indebtedness owing by a Subsidiary existing at the time such Subsidiary was acquired (or assumed by the Borrower or such Subsidiary at the time assets of such Subsidiary were acquired) (and any extensions, renewals or replacements of such Indebtedness to the extent that (i) the aggregate principal amount of such Indebtedness is not at any time increased, (ii) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (iii) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement), provided such Indebtedness was not incurred or created in connection with or in contemplation of such acquisition;

                  (xi) Indebtedness of any Joint Venture owing to Parent, the Borrower or any other Subsidiary to the extent permitted by Section 7.4(v);

                  (xii) in the case of any Joint Venture or any Subsidiary that is not a Wholly Owned Subsidiary, Indebtedness for borrowed money and Capitalized Lease Obligations existing on the date hereof and set forth in Schedule 7.1 (and any extensions, renewals or replacements of such Indebtedness to the extent that (A) the aggregate principal amount of such Indebtedness is not at any time increased, (B) no material terms applicable to such Indebtedness shall be more favorable to the extending,


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

         renewing or replacement lenders than the terms that are applicable to the holders of such Indebtedness on the date hereof and (C) the interest rate applicable to such Indebtedness shall be a market interest rate as of the time of such extension, renewal or replacement);

                  (xiii) Capitalized Lease Obligations entered into in the ordinary course of business not exceeding in the aggregate $5,000,000 at any time (exclusive of any sale and leaseback transactions permitted by Section 7.3).

         SECTION VII.2. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it, on any income or revenues or rights in respect of any thereof, except:

                  (i) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof as set forth in Schedule 7.2 thereto, provided that (subject to the provisions of subsection (xii) below) such Liens shall secure only those obligations that they secure on the date hereof;

                  (ii) Liens created in favor of the Agent for its own benefit and the benefit of the Lenders pursuant to the Loan Documents;

                  (iii) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

                  (iv) Liens for taxes not yet due or that are being contested in compliance with Section 6.4;

                  (v) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 6.4;

                  (vi) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;


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

                  (vii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (viii) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (ix) any Lien existing or arising by operation of law in the ordinary course of business of Parent, the Borrower and its Subsidiaries, such as banker's Liens or similar rights of offset;

                  (x) (a) Liens placed upon real or personal property acquired or held in the ordinary course of business at the time of acquisition or improvement of such property to secure the purchase price thereof or incurred solely to finance the acquisition or improvement of such property, provided that (A) such Liens do not cover property other than the property acquired or improved and (B) the Indebtedness secured by such Liens does not in any case exceed the lesser of the cost or fair market value of such property at the time of such acquisition, and (b) liens incurred in connection with Capitalized Lease Obligations, so long as the aggregate principal amount of Indebtedness secured by the Liens permitted pursuant to this paragraph (x) is permitted pursuant to
         Section 7.1(xii);

                  (xi) attachment or judgment Liens not in excess of $2,500,000 in the aggregate and any other immaterial attachment or judgment Lien discharged within 30 days of the entry of judgment or the expiry of stay (provided that no foreclosure action has been commenced with respect to such Liens that has not been stayed or discharged within thirty (30) days); and

                  (xii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in paragraphs (i), (iii) and (x) above, provided that (a) any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced is not increased and (ii) the extension, renewal or refinancing of such Indebtedness is permitted pursuant to Section 7.1.

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

         SECTION VII.3. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for the sale and lease-back of the Sabratek pumps or any similar arrangements entered into amending or in replacement of such arrangement and except that the Borrower or any Subsidiary may enter into any such arrangement with respect to computer equipment and motor vehicles so long as the aggregate amount of Indebtedness incurred in connection with such arrangements does not exceed $5,000,000 at any time outstanding.

         SECTION VII.4. Investments, Loans and Advance, Purchase, hold or acquire any capital stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person (each, an "Investment"), except:

                  (i)(a) Investments by the Borrower or any Guarantor permitted by Section 7.4(iv) in any Guarantor or in any Person that, immediately after the making of such Investment, is a Guarantor, (b) Investments by Parent in the capital stock of the Borrower, (c) Investments by the Borrower or any Guarantor made on or prior to the Closing Date in any Joint Venture that is in existence as of the Closing Date and described on Schedule 7.4(i)(c), (d) Investments by the Borrower or any Guarantor made after the Closing Date in any Joint Venture that is in existence as of the Closing Date and described on Schedule 7.4(i)(d) to purchase any portion of or all the ownership interest of any partner or co-owner in such Joint Venture in an aggregate amount not in excess of $5,000,000 for the period following the date hereof and (e) Investments by the Borrower or any Guarantor (A) made after the Closing Date in any Joint Venture that is described on Schedule 7.4(i)(e) (other than Investments made pursuant to clause (d) above), (B) in any Joint Venture acquired after the Closing Date in connection with any acquisition or (C) in any Joint Venture created or entered into after the Closing Date, provided that the aggregate amount of additional investments in Joint Ventures pursuant to this clause (e) shall not exceed $5,000,000 for the period following the date hereof;

                  (ii)    Permitted Investments;

                  (iii) in the case of the Borrower, Interest Rate Protection Agreements permitted pursuant to Section 7.1(iii);


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

                  (iv) Permitted Acquisitions;

                  (v) Investments by Parent, the Borrower or any of the Subsidiaries consisting of loans at arms' length terms to any Person in which Parent, directly or indirectly, owns more than a 20% equity interest (but that is not a Wholly Owned Subsidiary) existing on the Closing Date and set forth in Schedule 7.4(v), and any extensions, renewals or replacements of the same, provided that the aggregate principal amount of such loans are not at any time increased;

                  (vi) Reverse Repurchase Agreements maturing within 30 days of the date of purchase, provided that the aggregate amount of such Reverse Repurchase Agreements at any time shall not exceed 75% of all short-term Investments of Parent, the Borrower and the Subsidiaries;

                  (vii) other Investments not exceeding $5,000,000 in the aggregate at any time outstanding;

                  (viii) Investments arising from transactions by the Borrower or any of the Subsidiaries with customers or suppliers in the ordinary course of business, including debt obligations and other investments received in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers, arising in the ordinary course of business and in the exercise of the reasonable business judgment of the Borrower or any Subsidiary.

                  (ix) Employee Loans not exceeding $2,000,000 in aggregate principal amount at any time outstanding; and

                  (x) acquisitions constituting a transaction permitted by
Section 7.5(iv) or 7.5(vi).

         SECTION VII.5. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that:

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

                  (i) the Borrower and any Subsidiary may (a) purchase and sell inventory and other property and services in the ordinary course of business and (b) dispose of obsolete, scrap or surplus equipment which is no longer necessary or useful in the reasonable judgment of the Borrower or such Subsidiary for the conduct of its business;

                  (ii) the Borrower may sell (a) readily marketable securities
         (A) in the ordinary course of business and (B) in connection with Reverse Repurchase Agreements permitted pursuant to Section 7.4(vi) and
         (b) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, assets (other than readily marketable securities) to the extent that the aggregate gross cash proceeds therefrom do not exceed $25,000,000 for the period following the date hereof, provided that (x) a Financial Officer of the Borrower certifies on behalf of the Borrower that any such sale of assets is estimated by the Borrower in good faith to be at a price equal to or greater than the then fair market value of such asset and (y) in the case of sales of assets in respect of which the book value is greater than $10,000,000, such sale shall have been approved by the board of directors of the Borrower;

                  (iii) the Borrower may sell, transfer, dissolve, liquidate or otherwise dispose of shares of stock or securities of any Designated Subsidiary;

                  (iv) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration, (ii) any Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration and (iii) the Borrower or any Subsidiary may make any investment permitted by Section 7.4;

                  (v) the Borrower and any Subsidiary may lease and sublease assets in the ordinary course of business;

                  (vi) any Subsidiary may sell, assign, pledge or otherwise transfer any of its assets to the Borrower or any Guarantor;


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


                  (vii) any Joint Venture may sell or otherwise dispose of any of its assets (other than in a sale of all or substantially all its assets or in a complete liquidation of such Joint Venture); and

                  (viii) the Parent may sell, assign, pledge or otherwise transfer the IHS Shares, subject to any Net Cash Proceeds from any such sale or transfer being applied as required by Section 2.9 hereof.

         SECTION VII.6. Dividends and Distribution. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that:

                  (i) Parent may declare or distribute dividends payable solely in its common stock;

                  (ii) any Subsidiary may declare and pay dividends or make other distributions to (i) the Borrower and (ii) any Guarantor;

                  (iii) so long as no Event of Default or Default shall have occurred and be continuing, the Borrower may (i) declare and pay dividends or make other distributions to Parent in order to enable Parent to pay any taxes or expenses required to be paid by Parent in the ordinary course of business, so long as the aggregate amount of such dividends or other distributions (other than any such dividends or other distributions made for the purposes of paying taxes), together with the aggregate principal amount of any loans made pursuant to
         Section 7.1(v)(c), does not exceed $2,000,000 in any fiscal year;

                  (iv) any Joint Venture may make distributions to its owners, and

                  (v) any prepayment, redemption or similar payment on or in respect of the Notes.

         SECTION VII.7. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower or any Subsidiary may engage in any of

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the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such subsidiary than could be obtained on an arm's-length basis from unrelated third parties, as determined in good faith by the board of directors of Parent, the Borrower or such Subsidiary, as the case may be; provided, however, that no determination of any such board of directors shall be required with respect to (a) any such transactions entered into in the ordinary course of business, (b) any such transactions entered into with any Lender or any Affiliate of any Lender or (c) transactions with directors, shareholders and employees pursuant to agreements existing as of the Closing Date and other compensation arrangements in the ordinary course of business, except that Parent, the Borrower or any Subsidiary may engage in any transaction described on Schedule 7.7.

         SECTION VII.8. Business of Borrower and Subsidiaries. Engage at any time in any business or business activity other than (a) in the case of the Borrower and the Subsidiaries, the businesses currently conducted by it or them or a business substantially similar thereto and business activities reasonably incidental thereto and (b) in the case of Parent, the ownership of all the outstanding common stock of the Borrower and business activities reasonably incidental hereto.

         SECTION VII.9. Other Agreements. (i) Take or omit to take any action, which act or omission would constitute a default or event of default under any agreement, document or instrument to which it is a party.

                  (ii) Permit any Guarantor to enter into any agreement or investment that by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary.

         SECTION VII.10. Capital Expenditures. Permit the aggregate cumulative amount of payments made for Capital Expenditures (other than Capital Expenditures made with proceeds of insurance as permitted pursuant to Section 2.9(e) or sales of assets as permitted pursuant to exception (b) of Section 7.5), including Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.2 hereof, for each of the periods indicated to exceed the following amounts for the Parent and its Subsidiaries:

Period                                                     Maximum Amount
------                                                     --------------
Twelve months ending December 31, 1998                        $62,000,000

Twenty-four months ending December 31, 1999                   $72,000,000

Thirty-six months ending December 31, 2000                    $82,000,000

Thirty-eight months ending February 28, 2001                  $84,000,000


         SECTION VII.11. Rental Obligations. Incur, create, assume or permit to exist, in respect of leases of real and personal property (other than finance leases), monetary rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes, or insurance premiums, other than
(x) those set forth on Schedule 7.11 annexed hereto and any renewal or replacement thereof and (y) other such obligations incurred in the ordinary course of business or representing increased rental costs in replacing existing rental facilities in an aggregate amount for the Parent and its Subsidiaries not to exceed $2,000,000 in any Fiscal Year.

         SECTION VII.12. Interest Coverage and Total Funded Debt Ratios; EBITDA.
(a) Permit the Interest Coverage Ratio at the end of any fiscal quarter, commencing with the fiscal quarter ending December 31, 1998, to be less than 1.50:1.00.

         (b) Permit the Total Funded Debt Ratio at the end of any fiscal quarter, commencing with the fiscal quarter ending December 31, 1998, to be greater than 6.00:1.00.

         (c) Permit EBITDA of the Parent and its Consolidated Subsidiaries on a Consolidated basis to be less than (i) $20,000,000 for the nine months ending September 30, 1998 and (ii) thereafter, the respective amounts set forth below for the trailing 12 month periods ending on each date set forth below:

Period                                 Amount
------                                 ------
December 31, 1998                   $ 31,000,000
March 31, 1999                      $ 37,500,000
June 30,1999                        $ 43,000,000
September 30, 1999                  $ 45,000,000
December 31, 1999                   $ 47,000,000
March 31, 2000                      $ 49,000,000
June 30, 2000                       $ 51,000,000
September 30, 2000                  $ 53,000,000
December 31, 2000                   $ 55,000,000

         SECTION VII.13. Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.

         SECTION VII.14. Use of Proceeds. Permit the proceeds of any Credit Event to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, or for any purpose other than those set forth in Section 2.17 or Section 4.14 hereof.

         SECTION VII.15. ERISA. (a) Engage in any transaction in connection with which any Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

         (b) Terminate any Pension Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could result in a material liability of any Borrower or any ERISA Affiliate to the PBGC.

         (c) Fail to make payment when due of all material amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate are required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

         (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401 (a)(29) of the Code.

         SECTION VII.16. Accounting Changes. Make any change in their accounting treatment or financial reporting practices except as required or permitted by GAAP.

         SECTION VII.17. Prepayment or Modification of Indebtedness; Modification of Charter Documents. (a) Directly or indirectly prepay, redeem, purchase or retire any Indebtedness, including, without limitation, any Subordinated Indebtedness, other than (i) Indebtedness incurred hereunder, (ii) Capitalized Lease Obligations, (iii) Earn-Out Obligations and (iv) pursuant to redemption obligations existing on the date hereof and set forth on Schedule 7.17.

         (b) Modify, amend or alter their certificates or articles of incorporation or other constitutive documents or preferred stock/certificates of designations to the extent such would be adverse to the Lenders in any material respect.

         SECTION VII.18. Negative Pledges, Etc. Enter into any agreement (other than the Securities Exchange Agreement, this Agreement or any other Loan Document or any agreement relating to any Indebtedness permitted pursuant to Sections 7.1(i) and (xiii) but only with respect to the property securing such Indebtedness) which (a) prohibits the creation or assumption of any Lien upon any of the Collateral, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.

         SECTION VII.19. Status of Receivables and Other Collateral. (a) Seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless such Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by such Receivable Grantor, or work, labor and/or services theretofore rendered by such Receivable Grantor; or (b) seek to qualify, or maintain the qualification of, a Receivable as an Eligible Receivable unless to the best of its knowledge, all signatures and endorsements that appear on all documents and agreements relating to such Receivable shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract.

         SECTION VII.20. Cash Disbursement Accounts. Permit any disbursement or funding account (including, without limitation, the Funding Account) at any time to contain a balance in excess of that reasonably required to meet disbursements actually incurred, to make payments on the Obligations and to pay benefits, payroll or other recurring expenses of the Borrower on the due date therefor.

VIII.    EVENTS OF DEFAULT

         In case of the happening of any of the following events (herein called "Events of Default"):

         (a) any representation or warranty made or deemed made by any Loan Party or Subsidiary thereof in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

         (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

         (c) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes, Letter of Credit Obligations, or any other Loan Document or in connection with any other Credit Event when and as the same shall become due and payable, and such default shall continue for a period of five days;

         (d) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to (i) Sections 6.1, 6.3, 6.5 (other than subsections (a),
(b) and (e)), 6.8 (with respect to inspection, visitation and audits), 6.9, 6.10, 6.14, and 6.15 or Article VII hereof, any of the Notes, Security Documents or other Loan Documents, (ii) the provisions of subsections (a), (b) and (e) of
Section 6.5 and such default shall continue for a period of three Business Days (provided that such grace period shall only be available a maximum of three times) or (iii) any other terms of this Agreement (other than as specified in
(a), (b), (c) or (d)(i) or (d)(ii) above) and such default with respect to any such other terms shall continue for a period of 15 days;

         (e) any Loan Party or Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or Subsidiary thereof or for a substantial part of its property or assets,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

         (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or Subsidiary thereof, or of a substantial part of the property or assets of any Loan Party or Subsidiary thereof, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or Subsidiary thereof or for a substantial part of the property of any Loan Party or Subsidiary thereof, or (iii) the winding-up or liquidation of any Loan Party or Subsidiary thereof; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

         (g) default shall be made with respect to any Indebtedness of any Loan Party or Subsidiary thereof (excluding Indebtedness outstanding hereunder) which either individually or taken together with other Indebtedness as to which a default has occurred shall exceed $1,000,000 if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness;

         (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party or Subsidiary thereof, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by any Loan Party or Subsidiary thereof, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) any Loan Party or Subsidiary thereof or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA, (vii) any Loan Party or Subsidiary thereof or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, (viii) a non-exempt prohibited transaction (as described in Code Section 4975 or ERISA Section 406) shall occur with respect to any Plan, (ix) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or Subsidiary thereof or any ERISA Affiliate, and in each case in clauses (i) through (ix) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or Subsidiary thereof or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the reasonable opinion of the Agent, would have a Material Adverse Effect;

         (i) any Loan Party or Subsidiary thereof or any ERISA Affiliate shall have made a complete or partial withdrawal from a Multiemployer Plan or any Multiemployer Plan to which any Loan Party or ERISA Affiliate has an obligation to contribute becomes insolvent, and the payment of any resulting withdrawal or other liability would, in the reasonable opinion of the Agent, have a Material Adverse Effect;

         (j) a judgment (not reimbursed by insurance policies of any Loan Party or Subsidiary thereof) or decree for the payment of money, a fine or penalty which when taken together with all other outstanding judgments, decrees, fines and penalties shall exceed $5,000,000 shall be rendered by a court or other tribunal against any Loan Party or Subsidiary thereof and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to levy upon assets or properties to enforce such judgment, decree, fine or penalty;

         (k) this Agreement, any Note, any of the Security Documents or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party or Subsidiary thereof not to be, a legal, valid and binding obligation of any Loan Party or Subsidiary thereof, enforceable in accordance with its terms (subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally from time to time in effect and to general principles of equity), or a Lien affecting a material portion of the Collateral purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party or Subsidiary thereof not to be, a valid, first priority perfected Lien (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

         (l) a Change of Control shall occur;

         (m) any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of a Loan Party or Subsidiary thereof if, in the case of any of the foregoing, such event or circumstance would have a Material Adverse Effect; or

         (n) a Lien or Liens, individually or in the aggregate exceeding $1,000,000 arising from unpaid Federal, state or local taxes shall be filed against any Loan Party's or Subsidiary's properties or assets (other than any such Liens which are being contested in good faith in accordance with Section
6.4 hereof);

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrower, take any or all of the following actions at the same or


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

different times: (i) terminate forthwith all or any portion of the Total Revolving Credit Commitment and the obligations of the Lenders to incur Letter of Credit Obligations hereunder; (ii) declare the Notes and any amounts then owing to the Lenders on account of any Letter of Credit Obligations to be forthwith due and payable, and (iii) require that the Letter of Credit Obligations be cash collateralized as provided in Section 2.17; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Total Revolving Credit Commitment and the obligation of the Lenders to incur Letter of Credit Obligations shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of any Letters of Credit Obligation and any other liabilities of the Borrower accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding.

IX.      AGENT

         In order to expedite the transactions contemplated by this Agreement, Foothill Capital Corporation is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such actions and powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence or willful misconduct. For its services as Agent, the Borrower has agreed to pay Foothill Capital Corporation the administration fee set forth in Section 2.6.

         The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder which are paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by such Agent and (c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

         In the event that (a) the Borrower fails to pay when due the principal of or interest on any Note, any amount payable with respect to any Letter of Credit Obligation, or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default (the Agent being deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Agent by any Borrower or a Lender), the Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrower and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower, as though it were not Agent of the Lenders hereunder.

         The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

         Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith.

         The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

         The Agent and the Borrower may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided in Section 11.3 by such payee to the Agent and the Borrower and such transfer is otherwise in accordance with Section 11.3.

         With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or other affiliate thereof as if it were not the Agent. Each of the Lenders hereby acknowledges that the Agent and/or one or more Affiliates of the Agent may at any time and from time to time be a holder of equity interests in a Loan Party.

         Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Commitment hereunder) of any expenses incurred for its own benefit and/or for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrower and
(ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrower; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

         With respect to the release of Collateral, Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any property covered by this Agreement or the other Loan Documents (i) upon termination of the Total Revolving Credit Commitment and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of in compliance with the provisions of this Agreement (and the Agent may rely in good faith conclusively on any certificate, without further inquiry); or (iii) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated or is about to expire and which has not been, and is not intended by the Borrower or such Subsidiary to be, renewed or extended; provided, however, that (x) the Agent shall not be required to execute any release on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

         With respect to perfecting the Lenders' security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code or any comparable provision of any Lien perfection statute in any applicable jurisdiction, can be perfected only by possession, each Lender hereby appoints each other Lender for the purpose of perfecting such interest. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent, and, promptly upon the Agent's request, shall deliver such Collateral to the Agent or in accordance with the Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any Collateral for the Loans, it being understood and agreed that such rights and remedies may be exercised only by the Agent.

         In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against any Loan Party, the Agent is authorized to file a proof of claim on behalf of itself and the Lenders in such proceeding for the total amount of Obligations owed by such Loan Party. With respect to any such proof of claim which the Agent may file, each Lender


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


acknowledges that without reliance on such proof of claim, such Lender shall make its own evaluation as to whether an individual proof of claim must be filed in respect of such Obligations owed to such Lender and, if so, take the steps necessary to prepare and timely file such individual claim.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

         Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a financial institution with an office in New York, New York having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor financial institution, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders. The Lenders further hereby acknowledge that the Agent is not acting as the fiduciary of, or the trustee for, any of the Lenders and except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agent by or relating to the Borrower or any of its Subsidiaries.

X.       INTENTIONALLY OMITTED

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XI.      MISCELLANEOUS

         SECTION XI.1. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or mailed by certified or registered mail or sent by telecopy addressed,

         (a) if to the Borrower, Guarantors, or Grantors, c/o Parent, at 1125 Seventeenth Street, Suite 2100, Denver, CO 80202, Attention: Wendy L. Simpson (Telecopy No. 303-672-8799) with a copy to General Counsel, (Telecopy No. 303-298-0047);

         (b) if to the Agent or any Lender, at the address or telecopy number set forth below its name in Schedule 2.1 annexed hereto or in the Assignment and Acceptance pursuant to which such Lender became a party hereto with a copy to Weil, Gotshal & Manges LLP, at 767 Fifth Avenue, New York, New York 10153,
Attention: Ted S. Waksman, Esq. (Telecopy No. 212-310-8007).

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or sent by overnight courier service or five days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when receipt is acknowledged if sent by telecopy, in each case addressed to such party as provided in this Section 11.1 or in accordance with the latest unrevoked direction from such party.

         SECTION XI.2. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, the incurrence of the Letter of Credit Obligations and the execution and delivery to the Lenders of the Notes and the occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

         SECTION XI.3. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party, the Agent or the Lenders, that are contained in this

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Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. No Borrower may assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

         (b) Each Lender, without the consent of the Borrower or the Agent, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to it and the Notes held by it and outstanding Letter of Credit Obligations); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10, 2.12 and 2.16 (provided such participant shall have complied with the terms thereof) hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, and shall not be entitled to receive any greater amount than the selling Lender would be entitled to receive and (iv) the Borrower, the Guarantors, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that such Lender shall retain the sole right and responsibility to enforce the obligations of the Loan Parties relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to decreasing any fees payable hereunder or the amount of principal or the rate of interest payable on the Loans, or extending the dates fixed for any payment of principal pursuant to
Section 2.4(c) or interest on the Loans, or increasing or extending the Revolving Credit Commitments or the release of all Collateral.

         (c) Each Lender may assign by novation, to any one or more banks or other entities with the prior written consent of the Agent (not to be unreasonably withheld), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the same portion of the Loans and outstanding Letter of Credit Obligations at the time owing to it and the Notes held by it), provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letter of Credit Obligations and Notes, (ii) the amount of the Revolving Credit Commitment of the

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assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in an aggregate minimum principal amount of $5,000,000, the amount of the Revolving Credit Commitment retained by such Lender shall not be less than $10,000,000 or shall be zero and the aggregate amount of the Revolving Credit Commitment to be held by such assignee from all sources shall not be less than $10,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $5,000 and (iv) the Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in the form provided to such Assignee by the Agent. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent and the Borrower, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12, 2.16 and 11.4, as well as any fees accrued for its account hereunder and not yet paid).

         (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, and that its Revolving Credit Commitment and the outstanding balance of its Loans and participations in Letter of Credit Obligations, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legally, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under this Agreement, or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and


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warrants that it is legally authorized to enter into such Assignment and
Acceptance and confirms that it has received a copy of this Agreement and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (e) The Agent shall maintain at its address referred to in Section 11.1 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the other Loan Parties, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the other Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with the Notes subject to such assignment, any processing and recordation fee and, if required, an Administrative Questionnaire and the written consents to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit B annexed hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such assignee in an amount equal to its portion of the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Revolving Commitment hereunder, new Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in


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substantially the form of Exhibit E. Notes surrendered to the Borrower shall be canceled by the Borrower.

         (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.3, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any information relating to the Borrower received from such Lender to the extent required pursuant to Section 11.11.

         SECTION XI.4. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agent and the Initial Lenders in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letter of Credit Obligations incurred hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the enforcement or protection of its rights, including but not limited to the reasonable and documented fees and disbursements of counsel for the Agent and ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. The Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (b) The Borrower indemnifies the Agent and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of any claim, litigation, investigation or proceedings, whether or not the Agent, any Lender or any such person is a party thereto, relating to (i) the use of any of the proceeds of the Loans, (ii) this Agreement, any of the other Loan Documents or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the


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

Total Revolving Credit Commitment) and consummation of the transactions contemplated hereby and thereby or (iv) breach of any representation or warranty; provided, however, that such indemnity shall not, as to the Agent or any Lender or such person, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Agent or any Lender or such person.

         (c) The Borrower indemnifies, and agrees to defend and hold harmless the Agent and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrower or any Subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

         (d) The provisions of this Section 11.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section 11.4 shall be payable on written demand therefor.

         SECTION XI.5. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         SECTION XI.6. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Agent each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any of the Borrower or Guarantors against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify


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promptly the Agent and the Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

         SECTION XI.7. Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         (b) All payments by the Borrower hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds at the office of the Agent set forth in Section
11.1 hereof.

         SECTION XI.8. Waivers; Amendments. (a) No failure or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any of the Borrower or Guarantors therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or interest on, any Note or reduce the rate of interest on any Note, (ii) increase the Revolving Credit Commitment of any Lender, extend the Revolving Credit Termination Date, increase any percentage or amount contained in the definition of Borrowing Base or make overadvances other than Permitted Overadvances or amend or modify the provisions of this Section, Section 2.6 with respect to decreasing any fee or extending the time for payment thereof, Section 2.13, Section 4.14 or Section
11.4 hereof or the definition of


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


"Required Lenders," or (iii) release any Guarantee or any material portion of Collateral (except as may be expressly permitted by the Loan Documents), in each case without the prior written consent of each Lender affected thereby and provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification, amendment or waiver authorized in accordance with this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

         (c) In the event that the Borrower requests, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 11.8(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrower and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 11.8(b) above, with the written consent of the Borrower and such Required Lenders, the Borrower and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "Minority Lenders") solely to provide for (i) the termination of the Revolving Credit Commitment of each Minority Lender, (ii) the assignment in accordance with Section 11.3 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Revolving Credit Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or increase the Revolving Credit Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Revolving Credit Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon at the time of the assignment and/or increase in Revolving Credit Commitments described in clause (ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Revolving Credit Commitment, (iv) the payment to the Minority Lenders by the Borrower of all fees (other than the Prepayment Fee which shall not be owing) and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrower shall deem necessary in order to effect the changes specified in clauses (i) through (iv) hereof.

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         SECTION XI.9. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes or any of the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

         SECTION XI.10. Entire Agreement; Waiver of Jury Trial, Etc. (a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the transactions hereunder is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

         (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the transactions hereunder.

         (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph
(b) of this Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

         (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

         SECTION XI.11. Confidentiality. The Agent and each of the Lenders agrees to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the
"Information").

Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need

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to know such Information (who will be informed of and required to be bound by the confidential nature thereof) in connection with its participation in the transactions hereunder or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority (in any which case notice will be provided to the Parent and any other applicable Loan Party to the extent not prohibited by law to give the Parent or such Loan Party the opportunity to contest such disclosure); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than any Loan Party or any of their respective Subsidiaries (and such source was not prohibited from transmitting the information by reason of being party to a confidentiality agreement) or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by any Loan Party or any of their respective Subsidiaries; (iv) to the extent any Loan Party shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or (vi) pursuant to Section 11.3(g) hereof.

         SECTION XI.12. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Loan Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         (b) Each of the Loan Parties hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (c) Each of the Loan Parties hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in
Section 11.1 hereof.

         (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

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         SECTION XI.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon, at the Federal Funds Rate (as determined by the Agent) to the date of repayment, shall have been received by such Lender.

         SECTION XI.14. Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent.

         SECTION XI.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

XII.     GUARANTEES

         Each Guarantor (including Parent) unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations. Each Guarantor further agrees that the obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

         Each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent for the Obligations or any of them; or (d) the failure of any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

         Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any lender to any security (including, without limitation, any Collateral) held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender in favor of the Borrower or any other person.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

         Each Guarantor hereby subordinates until all Obligations have been indefeasibly paid in cash all rights of subrogation against the Borrower and its property and all rights of indemnification, contribution and reimbursement from the Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

         To the extent that any Guarantor other than the Parent (each, a "Subsidiary Guarantor") shall make a payment of all or any of the Obligations (a "Subsidiary Guarantor Payment") which, taking into account all other Subsidiary Guarantor Payments then previously or concurrently made by the other Subsidiary Guarantors, exceeds the amount which such Subsidiary Guarantor would otherwise have paid if each Subsidiary Guarantor had paid the aggregate Obligations satisfied by such Subsidiary Guarantor Payment in the same proportion as such Subsidiary Guarantor's "Allocable Amount" (as defined below) (in effect immediately prior to such Subsidiary Guarantor Payment), then, following indefeasible payment in full in cash of the Obligations, such Subsidiary Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Subsidiary Guarantors for the amount of such excess pro rata based upon their respective Allocable Amounts in effect immediately prior to such Subsidiary Guarantor Payment.

         As of any date of determination, the "Allocable Amount" of any Subsidiary Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Subsidiary Guarantor hereunder without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

         The preceding two paragraphs are intended only to define the relative rights of the Subsidiary Guarantors and nothing therein is intended to or shall impair the obligations of the Subsidiary Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Article XII.

         Notwithstanding any provision herein to the contrary, each Subsidiary Guarantor's liability hereunder shall be limited to an amount not to exceed as of any date of determination the amount which could be claimed by the Lenders from such Subsidiary Guarantor hereunder without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Subsidiary Guarantor's right of contribution and indemnification from each other Subsidiary Guarantor.

         IN WITNESS WHEREOF, the Borrower, the Parent, the Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                   BORROWER:

                                   CORAM, INC.



                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:

                                   PARENT

                                   CORAM HEALTHCARE CORPORATION


                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:

                                   AGENT

                                   FOOTHILL CAPITAL CORPORATION


                                   By:
                                      ----------------------------------
                                      Name:
                                      Title:

GUARANTORS:
-----------
CORAM ALTERNATE SITE SERVICES, INC.
CORAM HEALTHCARE CORPORATION
CORAM HEALTHCARE CORPORATION OF
 ALABAMA
CORAM HEALTHCARE CORPORATION OF
FLORIDA
CORAM HEALTHCARE CORPORATION OF
GREATER D.C.
CORAM HEALTHCARE CORPORATION OF
 GREATER NEW YORK
CORAM HEALTHCARE CORPORATION OF
 ILLINOIS
CORAM HEALTHCARE CORPORATION OF
 INDIANA
CORAM HEALTHCARE CORPORATION OF
 KENTUCKY
CORAM HEALTHCARE CORPORATION OF
 MASSACHUSETTS
CORAM HEALTHCARE CORPORATION OF
 MICHIGAN
CORAM HEALTHCARE CORPORATION OF
 MISSISSIPPI
CORAM HEALTHCARE CORPORATION OF
 NEVADA
CORAM HEALTHCARE CORPORATION OF
 NEW HAMPSHIRE
CORAM HEALTHCARE CORPORATION OF
 NEW YORK
CORAM HEALTHCARE CORPORATION OF
 NORTH TEXAS
CORAM HEALTHCARE CORPORATION OF
 NORTHERN CALIFORNIA
CORAM HEALTHCARE CORPORATION OF
 RHODE ISLAND
CORAM HEALTHCARE CORPORATION OF
 SOUTH CAROLINA

CORAM HEALTHCARE CORPORATION OF
 SOUTHERN CALIFORNIA
CORAM HEALTHCARE CORPORATION OF
 SOUTHERN FLORIDA
CORAM HEALTHCARE CORPORATION OF
 UTAH
CORAM HOMECARE OF ILLINOIS, INC.
CORAM HOMECARE OF MINNESOTA, INC.
CORAM HOMECARE OF NORTHERN
 CALIFORNIA, INC.
CORAM HOMECARE OF SOUTH CAROLINA,
 INC.
CORAM INDEPENDENT PRACTICE
 ASSOCIATION, INC.
CORAM MANAGEMENT OF HAWAII, INC.
CORAM RESOURCE NETWORK, INC.
CORAM SERVICE CORPORATION
CURAFLEX HEALTH SERVICES, INC.
HEALTHINFUSION, INC.
T2 MEDICAL, INC.

By:
   -------------------------------
   Name:
   Title:

CORAM HEALTHCARE LIMITED
CORAM INTERNATIONAL HOLDINGS LTD.

By:
   -------------------------------
Name:
Title:

CORAM HEALTHCARE OF WYOMING,
 L.L.C.

By:
   -------------------------------
Name:
Title:

LENDERS:

CERBERUS PARTNERS, L.P.


By:
   -------------------------------
   Name:
   Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.



By:
   -------------------------------
   Name:
   Title:


FOOTHILL INCOME TRUST, L.P.



By:
   -------------------------------
   Name:
   Title: